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                                                                  EXHIBIT 4.5



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                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF JULY 17, 1996

                                     AMONG

                                IDEX CORPORATION



                           BANK OF AMERICA ILLINOIS,
                                   AS AGENT,


                                      AND



                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO





                                  ARRANGED BY

                              BA SECURITIES, INC.



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                               TABLE OF CONTENTS

Section                                                                    Page

BACKGROUND.................................................................  1

ARTICLE I

        DEFINITIONS .......................................................  2
        1.01  Certain Defined Terms........................................  2
        1.02  Other Interpretive Provisions................................ 26
        1.03  Accounting Principles........................................ 27
        1.04  Currency Equivalents Generally .............................. 27

ARTICLE II

        THE CREDITS ....................................................... 27
        2.01  Amounts and Terms of Commitments............................. 27
        2.02  Loan Accounts................................................ 28
        2.03  Procedure for Committed Borrowing............................ 28
        2.04  Conversion and Continuation Elections for Committed Loans.... 29
        2.05  Utilization of Revolving Commitments in Offshore Currencies.. 31
        2.06  Bid Borrowings............................................... 33
        2.07  Procedure for Bid Borrowings................................. 33
        2.08  Reduction of Commitments; Mandatory Prepayments.............. 37
              (a)  Scheduled Reductions.................................... 37
              (b)  Voluntary Termination or Reduction of Commitments....... 37
        2.09  Optional Prepayments......................................... 38
        2.10  Currency Exchange Fluctuations............................... 38
        2.11  Mandatory Prepayments and Repayment.......................... 38
              (a)  Mandatory Prepayments of Loans.......................... 38
              (b)  Repayment............................................... 39
        2.12  Interest..................................................... 39
        2.13  Fees......................................................... 40
              (a)  Arrangement, Agency Fees................................ 40
              (b)  Amendment Fee........................................... 40
              (c)  Facility Fees........................................... 40
        2.14  Computation of Fees and Interest............................. 40
        2.15  Payments by the Company...................................... 41
        2.16  Payments by the Banks to the Agent........................... 41
        2.17  Sharing of Payments, Etc..................................... 42
        2.18  Effect of Amendment and Restatement.......................... 43



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Section                                                                   Page


ARTICLE III

        THE LETTERS OF CREDIT............................................. 43
        3.01  The Letter of Credit Subfacility............................ 43
        3.02  Issuance, Amendment and Renewal of Letters of Credit........ 44
        3.03  Risk Participations, Drawings and Reimbursements............ 46
        3.04  Repayment of Participations................................. 48
        3.05  Role of the Issuing Bank.................................... 48
        3.06  Obligations Absolute........................................ 49
        3.07  Letter of Credit Fees....................................... 50
        3.08  Uniform Customs and Practice................................ 50
        3.09  Outstanding Letters of Credit............................... 51

ARTICLE IV

        TAXES, YIELD PROTECTION AND ILLEGALITY............................ 51
        4.01  Taxes....................................................... 51
        4.02  Illegality.................................................. 52
        4.03  Increased Costs and Reduction of Return..................... 53
        4.04  Funding Losses.............................................. 54
        4.05  Inability to Determine Rates................................ 54
        4.06  Reserves on Offshore Rate Loans............................. 55
        4.07  Certificates of Banks....................................... 55
        4.08  Substitution of Banks....................................... 55
        4.09  Survival.................................................... 56

ARTICLE V

        CONDITIONS PRECEDENT.............................................. 56
        5.01 Conditions of Initial Loans.................................. 56
             (a)  Loan Documents.......................................... 56
             (b)  Resolutions; Incumbency................................. 56
             (c)  Organization Documents; Good Standing................... 57
             (d)  Legal Opinions.......................................... 57
             (e)  Payment of Fees......................................... 57
             (f)  Certificate............................................. 57
             (g)  Other Documents......................................... 57
        5.02 Conditions to All Credit Extensions.......................... 57
             (a)  Notice of Borrowing or Issuance......................... 58
             (b)  Continuation of Representations and Warranties.......... 58
             (c)  No Existing Default..................................... 58


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Section                                                                   Page

ARTICLE VI

        REPRESENTATIONS AND WARRANTIES.................................... 58
        6.01  Corporate Existence and Power............................... 58
        6.02  Corporate Authorization: No Contravention................... 59
        6.03  Governmental Authorization.................................. 59
        6.04  Binding Effect.............................................. 59
        6.05  Litigation.................................................. 59
        6.06  No Default.................................................. 59
        6.07  ERISA Compliance............................................ 60
        6.08  Use of Proceeds; Margin Regulations......................... 61
        6.09  Title to Properties......................................... 61
        6.10  Taxes....................................................... 61
        6.11  Financial Condition......................................... 61
        6.12  Environmental Matters....................................... 61
        6.13  Regulated Entities.......................................... 62
        6.14  Subsidiaries................................................ 62
        6.15  Insurance................................................... 62
        6.16  Swap Obligations............................................ 62
        6.17  Subordinated Debt........................................... 62
        6.18  Security Documents.......................................... 62
        6.19  Full Disclosure............................................. 63

ARTICLE VII

        AFFIRMATIVE COVENANTS............................................. 63
        7.01  Financial Statements........................................ 63
        7.02  Certificates; Other Information............................. 64
        7.03  Notices..................................................... 65
        7.04  Preservation of Corporate Existence, Etc.................... 66
        7.05  Maintenance of Property..................................... 66
        7.06  Insurance................................................... 66
        7.07  Payment of Tax Obligations.................................. 66
        7.08  Compliance with Laws........................................ 67
        7.09  Compliance with ERISA....................................... 67
        7.10  Inspection of Property and Books and Records................ 67
        7.11  Environmental Laws.......................................... 67
        7.12  Use of Proceeds............................................. 67
        7.13  Additional Guarantors....................................... 67



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Section                                                                     Page

ARTICLE VIII

        NEGATIVE AND FINANCIAL COVENANTS..................................... 68
        8.01  Limitation on Liens............................................ 68
        8.02  Disposition of Assets.......................................... 70
        8.03  Consolidations and Mergers..................................... 71
        8.04  Loans and Investments.......................................... 71
        8.05  Limitation on Indebtedness..................................... 73
        8.06  Transactions with Affiliates................................... 74
        8.07  Contingent Obligations......................................... 75
        8.08  Restricted Payments............................................ 75
        8.09  ERISA.......................................................... 76
        8.10  Change in Business............................................. 76
        8.11  Accounting Changes............................................. 77
        8.12  Modifications, etc. of Subordinated Debt and Related Documents. 77
        8.13  Sale-Leasebacks................................................ 77
        8.14  No Negative Pledges; Subsidiary Payments....................... 77
        8.15  Foreign Operations............................................. 77
        8.16  Financial Covenants............................................ 77
              (a)  Fixed Charge Coverage Ratio............................... 77
              (b)  Leverage Ratio............................................ 78
              (c)  Funded Debt to EBITDA..................................... 78


ARTICLE IX

        EVENTS OF DEFAULT.................................................... 78
        9.01  Event of Default............................................... 78
             (a)  Non-Payment................................................ 78
             (b)  Representation or Warranty................................. 78
             (c)  Specific Defaults.......................................... 78
             (d)  Other Defaults............................................. 78
             (e)  Cross-Default.............................................. 79
             (f)  Insolvency; Voluntary Proceedings.......................... 79
             (g)  Involuntary Proceedings.................................... 79
             (h)  ERISA...................................................... 80
             (i)  Monetary Judgments......................................... 80
             (j)  Change of Control.......................................... 80
             (k)  Guarantor Defaults......................................... 80
             (l)  Invalidity of Subordination Provisions..................... 80
        9.02  Remedies....................................................... 80
        9.03  Rights Not Exclusive........................................... 81


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Section                                                                    Page

ARTICLE X

        THE AGENT.......................................................... 81
        10.01  Appointment and Authorization; "Agent"...................... 81
        10.02  Delegation of Duties........................................ 82
        10.03  Liability of Agent.......................................... 82
        10.04  Reliance by Agent........................................... 82
        10.05  Notice of Default........................................... 83
        10.06  Credit Decision............................................. 83
        10.07  Indemnification of Agent.................................... 83
        10.08  Agent in Individual Capacity................................ 84
        10.09  Successor Agent............................................. 84
        10.10  Withholding Tax............................................. 84


ARTICLE XI................................................................. 86

        MISCELLANEOUS...................................................... 86
        11.01  Amendments and Waivers...................................... 86
        11.02  Notices..................................................... 87
        11.03  No Waiver; Cumulative Remedies.............................. 87
        11.04  Costs and Expenses.......................................... 87
        11.05  Company Indemnification..................................... 88
        11.06  Payments Set Aside.......................................... 88
        11.07  Successors and Assigns...................................... 89
        11.08  Assignments, Participations, etc............................ 89
        11.09  Designated Bidders.......................................... 90
        11.10  Confidentiality............................................. 90
        11.11  Set-off..................................................... 91
        11.12  Automatic Debits of Fees.................................... 91
        11.13  Notification of Addresses, Lending Offices, Etc............. 92
        11.14  Counterparts................................................ 92
        11.15  Severability................................................ 92
        11.16  No Third Parties Benefited.................................. 92
        11.17  Governing Law and Jurisdiction.............................. 92
        11.18  Waiver of Jury Trial........................................ 93
        11.19  Judgment.................................................... 93
        11.20  Senior Debt................................................. 94
        11.21  Entire Agreement............................................ 94



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SCHEDULES

        Schedule 2.01  Commitments
        Schedule 6.05  Litigation
        Schedule 6.07  ERISA
        Schedule 6.11  Permitted Liabilities
        Schedule 6.12  Environmental Matters
        Schedule 6.14  Subsidiaries and Minority Interests
        Schedule 6.15  Insurance Matters
        Schedule 8.01  Permitted Liens
        Schedule 8.04  Permitted Investments
        Schedule 8.05  Permitted Indebtedness
        Schedule 8.07  Contingent Obligations
        Schedule 11.02 Lending Offices; Addresses for Notices


        EXHIBITS

        Exhibit 1.01A    Form of Amended and Restated Pledge Agreement
        Exhibit 1.01B    Form of Amended and Restated Subsidiary Guaranty
                         Agreement
        Exhibit 2.02     Form of Promissory Note
        Exhibit 2.03(a)  Form of Notice of Borrowing
        Exhibit 2.04     Form of Notice of Conversion/Continuation
        Exhibit 2.07(a)  Form of Competitive Bid Request
        Exhibit 2.07(b)  Form of Invitation for Competitive Bids
        Exhibit 2.07(c)  Form of Competitive Bid
        Exhibit 5.01(d)  Form of Legal Opinion of Company's Counsel
        Exhibit 7.02(b)  Form of Compliance Certificate
        Exhibit 11.08    Form of Assignment and Acceptance Agreement
        Exhibit 11.09    Form of Designation Agreement


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                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


     This THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of July 17, 1996, among IDEX Corporation, a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America Illinois, as agent for the Banks.

                                   BACKGROUND

     1. On January 22, 1988, the Company, Continental Bank N.A. and the Agent entered into a Credit Agreement (such Credit Agreement as amended by the First Amendment dated as of May 22, 1989, and the Letter Agreement dated May 7, 1991, being herein referred to as the "Original Credit Agreement"; unless otherwise indicated, the other capitalized terms used herein shall have the meanings set forth in Article I hereto) pursuant to which Continental Bank made the initial Working Capital Loans and the initial Basic Loans (as defined in the Original Credit Agreement).

     2. During the period from January 22, 1988 through May 4, 1992, the Banks, other than Continental Bank, were assigned interests in the Original Credit Agreement and were made parties to that Agreement.

     3. On May 4, 1992, the Company, the Banks and the Agent entered into an Amended and Restated Credit Agreement (the "First Amended and Restated Credit Agreement") to, among other things, (i) provide for the acquisition of certain assets of Pulsafeeder, Inc. by certain wholly-owned Subsidiaries of the Company,
(ii) provide a new working capital facility from certain of the Banks and (iii) modify certain of the covenants of the Original Credit Agreement, all on the terms and conditions therein set forth.

     4. On January 29, 1993, the Company, the Banks and the Agent entered into the Second Amended and Restated Credit Agreement as amended by that certain first, second, third, fourth and fifth amendments thereto dated May 23, 1994, October 24, 1994, February 28, 1995, November 1, 1995 and December 22, 1995, respectively (as amended, the "Existing Credit Agreement") to, among other things, (i) to amend and extend the Commitments established by the First Amended and Restated Credit Agreement, (ii) to modify certain covenants of the First Amended and Restated Credit Agreement, and (iii) provide for various acquisitions.

     5. Currently, the Company desires that the Existing Credit Agreement be amended and restated.

     Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the Existing Credit Agreement is amended and restated in its entirety, and the parties hereto agree, as follows:



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                                   ARTICLE I

                                  DEFINITIONS

1.01 Certain Defined Terms.  The following terms have the following meanings:

     "Absolute Rate" has the meaning specified in subsection 2.07(c).

     "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.07.

     "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     "Agent" means BofA in its capacity as agent for the Banks and the Designated Bidders hereunder, and any successor agent arising under Section 10.09.

     "Agent-Related Persons" means at any time, the Agent at such time, together with its Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Agent's Payment Office" means (i) in respect of payments in Dollars, the address for payments set forth on Schedule 11.02 or such other address as the Agent may from time to time specify in accordance with Section 11.02, and, (ii) in the case of payments in any Offshore Currency, such address as the Agent may from time to time specify in accordance with Section 11.02.

     "Agreed Alternative Currency" has the meaning specified in subsection 2.05(e).



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     "Agreement" means this Third Amended and Restated Credit Agreement as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Applicable Currency" means, as to any particular payment or Loan, Dollars or the Offshore Currency in which it is denominated or is payable.

     "Applicable Facility Fee Percentage" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period:

                                                 Applicable Facility
Funded Debt to EBITDA Ratio                        Fee Percentage
- ---------------------------                      -------------------
Level I, II and III Status                               .15%

      Level IV Status                                    .20%

      Level V Status                                     .25%

The Funded Debt to EBITDA Ratio shall be calculated by the Company as of the end of each of its fiscal quarters commencing with the first fiscal quarter ending after the date hereof and shall be reported to the Agent pursuant to the Compliance Certificate delivered in accordance with subsection 7.02(b). The Applicable Facility Fee Percentage shall be adjusted, if necessary, quarterly on the first Business Day of the month following delivery of the Compliance Certificate (the "Adjustment Date"), together with the required financial statements for the applicable fiscal quarter; provided that, if such certificate together with the financial statements are not delivered by the required delivery date hereunder, then, unless such default is cured by the end of the month such statements are due, the Applicable Facility Fee Percentage as of the first Business Day of the month following the month in which such statements were due shall be equal to .25% for the relevant period. Until adjusted as described above, the Applicable Facility Fee Percentage shall be equal to .15%, provided, further however, that from and after the effective date of the Fluid Management Acquisition and until the next Adjustment Date as provided above, the Applicable Facility Fee Percentage shall be equal to .20%.

     "Applicable Margin" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period:


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Funded Debt to EBITDA Ratio                           Applicable Margin
- ---------------------------                           -----------------
       Level I Status                                       .250%

       Level II Status                                      .350%

       Level III Status                                     .500%

       Level IV Status                                      .625%

       Level V Status                                       .875%


The Funded Debt to EBITDA Ratio shall be calculated by the Company as of the end of each of its fiscal quarters commencing with the first fiscal quarter ending after the date hereof and shall be reported to the Agent pursuant to the Compliance Certificate delivered in accordance with subsection 7.02(b). The Applicable Margin shall be adjusted, if necessary, quarterly on the first Business Day of the month following delivery of the Compliance Certificate (the "Adjustment Date"), together with the required financial statements for the applicable fiscal quarter; provided that, if such certificate together with the financial statements are not delivered by the required delivery date hereunder, then, unless such default is cured by the end of the month such statements are due, the Applicable Margin as of the first Business Day of the month following the month in which such statements were due shall be equal to .875% for the relevant period. Until adjusted as described above, the Applicable Margin shall be equal to .350% provided, further however, that from and after the effective date of the Fluid Management Acquisition and until the next Adjustment Date as provided above, the Applicable Margin shall be equal to
 .625%.

     "Arranger" means BA Securities, Inc., a Delaware corporation.

     "Assignee" has the meaning specified in subsection 11.08(a).

     "Attorney Costs" means and includes all reasonable out-of-pocket fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

     "Bank" has the meaning specified in the introductory clause hereto.

     "Banking Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago are authorized or required by law to close and (i) with respect to disbursements and payments in Dollars with respect to any Loan bearing interest based upon a LIBO Rate or the Offshore Rate, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (ii) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which



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

dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

     "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in Chicago, Illinois, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Committed Loan" means a Committed Loan that bears interest based on the Base Rate.

     "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks or Designated Bidders.

     "Bid Loan" means a Loan by a Bank or a Designated Bidder to the Company under Section 2.06, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

     "Bid Loan Lender" means, in respect of any Bid Loan, the Bank or Designated Bidder making such Bid Loan to the Company.

     "Bid Loan Notes" has the meaning specified in Section 2.02.

     "BofA" means Bank of America Illinois, a banking association organized under the laws of the State of Illinois.

     "Borrowing" means a borrowing hereunder consisting of Loans of the same Type and in the same Applicable Currency made to the Company on the same day by the Banks or (in the case of Bid Borrowings) Designated Bidders under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Committed Loans, having the same Interest Period.

     "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means a Banking Day.



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


     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of the principal component of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, less net proceeds from sales of fixed or capital assets received by such Person or any of its Subsidiaries during such period. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

     "Capital Lease" has the meaning specified in the definition of "Capital Lease Obligations."

     "Capital Lease Obligations" means the principal component of all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

     "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meanings. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

     "Change of Control" means any of the following: (i) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 30% or more of the issued and outstanding shares of the Company's capital stock having the right to vote for the election of directors of the Company under ordinary circumstances; or (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

     "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment).

     "Code" means the Internal Revenue Code of 1986, and all rules and regulations promulgated thereunder.

     "Commitment", as to each Bank, has the meaning specified in Section 2.01.

     "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.

     "Committed Loan" means a Loan by a Bank to the Company under Section 2.01, and may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each, a "Type" of Committed Loan).

     "Committed Loan Notes" has the meaning specified in Section 2.02.

     "Competitive Bid" means an offer by a Bank or a Designated Bidder to make a Bid Loan in accordance with subsection 2.07(b).

     "Competitive Bid Request" has the meaning specified in subsection 2.07(a).

     "Compliance Certificate" means a certificate substantially in the form of
Exhibit 7.02(b).

     "Computation Date" has the meaning specified in subsection 2.05(a).

     "Consolidated Fixed Charges" means, for any period, for the Company and its Subsidiaries, the sum of (without duplication) (i) Consolidated Interest Expense, (ii) all scheduled payments of principal on Indebtedness of the Company and its Subsidiaries (including, without limitation, principal payments in respect of Capital Leases and in the case of this Agreement, scheduled reductions in the combined Commitment, but only to the extent that (a) the average daily borrowed portion of the combined Commitment during such period exceeds (b) the amount of the combined Commitment on the date of determination),
(iii) taxes paid in cash, (iv) Consolidated Rental Expense, and (v) cash dividends paid by the Company, as each of the foregoing is made or incurred during such period of determination in accordance with GAAP on a consolidated basis.

     "Consolidated Interest Expense" means, for any period, the sum of total interest expense (including that attributable to Capitalized Leases in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for the Company and its consolidated Subsidiaries in accordance with GAAP. Any calculation of pro forma Consolidated Interest Expense with respect to an Acquisition shall be done on the basis that (A) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed at the beginning of the pro forma period, (B) such Indebtedness was repaid from operating cash flow over the pro forma period at the intervals and in the amounts reasonably projected to be paid in respect of such Indebtedness over the 12-month period immediately following the Acquisition and (C) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition.

     "Consolidated Net Income" and "Consolidated Net Loss" mean, respectively, with respect to any period for any Person, the aggregate of the net income
(loss) of such Person for such period, determined in accordance with GAAP on a consolidated basis, provided that (i) the net income (loss) of any other Person which is not a Subsidiary shall be included in the Consolidated Net Income of such Person only to the extent of the amount of cash dividends or distributions paid to such Person or to a consolidated Subsidiary of such Person and (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded from the Consolidated Net Income of such Person. There shall be excluded in computing Consolidated Net Income the excess (but not the deficit), if any, of (i) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of a Subsidiary of such Person over (ii) any loss which must be treated as an extraordinary item under GAAP or any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the a Subsidiary of such Person, provided that any extraordinary loss incurred in connection with the repurchase or refinance of Subordinated Debt outstanding as of the date hereof shall be excluded in computing Consolidated Net Income.

     "Consolidated Rental Expense" means, for any period, the sum of the aggregate payments of the Company and its Subsidiaries on a consolidated basis under agreements to rent or lease any real or personal property (exclusive of Capital Lease Obligations), all as determined on a consolidated basis for the Company and its consolidated Subsidiaries in accordance with GAAP.

     "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any

Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof provided, that if any Guaranty Obligation (i) is limited to an amount less than the obligations guaranteed or supported the amount of the corresponding Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the amount to which such guaranty is so limited or
(ii) is limited to recourse against a particular asset or assets of such Person the amount of the corresponding Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the fair market value of such asset or assets at the date for determination of the amount of the Contingent Obligation. In the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Committed Loans of one Type to another Type, or
(b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

     "Credit Extension" means and includes (a) the making of any Loans hereunder and (b) the Issuance of any Letters of Credit hereunder.

     "Default" means any event or circumstance which, with the giving of notice pursuant to this Agreement, the lapse of any cure period specified herein, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Designated Bidder" means an Affiliate of a Bank that is an entity described in clause (i) or (ii) of the definition of "Eligible Assignee" and that has become a party hereto pursuant to subsection 11.09.

     "Designation Agreement" means a designation agreement entered into by a Bank and a Designated Bidder and accepted by the Agent, in substantially the form of Exhibit 11.09.

     "Disposition" has the meaning specified in subsection 8.02.
     "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in subsection 2.05(a) and (c) as to any amount denominated in an Offshore L/C Currency, the equivalent amount in Dollars as determined by the Issuing Bank at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore L/C Currency..

     "Dollars", "dollars" and "$" each mean lawful money of the United States.

     "Domestic Subsidiary" means any Subsidiary of the Company that is not a Foreign Subsidiary.

     "EBIT" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) Consolidated Net Income for such period plus (b) all amounts treated as expenses for interest to the extent included in the determination of such Consolidated Net Income plus (c) all accrued taxes on or measured by income to the extent included in the determination of such Consolidated Net Income.

     "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) EBIT plus (b) all amounts treated as expenses for depreciation or the amortization of intangibles of any kind to the extent included in the determination of Consolidated Net Income, provided that in the event of the occurrence of any Acquisition or Disposition during the period, EBITDA shall be calculated on a pro forma basis as if such Acquisition or Disposition occurred on the first day of the relevant period such that, in the case of an Acquisition, all income and expense associated with the assets or entity acquired in connection with such acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as earned or incurred by the Company over the applicable period and, in the case of a Disposition, all income and expense associated with the assets or entity sold or transferred during such period shall be eliminated over the applicable period.

     "Effective Amount" means (a) with respect to any Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

     "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

     "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

     "Event of Default" means any of the events or circumstances specified in
Section 9.01.

     "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder, in each case, as amended from time to time

     "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "Fee Letter" has the meaning specified in subsection 2.13(a).

     "Fluid Management Acquisition" means the Acquisition by the Company of the Fluid Management Division of Saranow Co. for a purchase price of approximately $135,000,000.

     "Foreign Subsidiary" any Subsidiary of the Company that (A) is incorporated under the laws of a jurisdiction other than any State of the U.S., the District of Columbia or any territory, commonwealth or possession of the U.S. and (B) maintains the major portion of its assets outside the U.S.

     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "Funded Debt" shall at any date mean:

     (a)   all outstanding principal under this Agreement;

     (b)   any Indebtedness outstanding and permitted under Section 8.05(h); and

     (c) all other Indebtedness (excluding any Indebtedness included solely within clause (b) of the definition of Indebtedness) of the Company or any of its Subsidiaries which by its terms

          (i)   matures more than one year from the date of its creation, or

          (ii) matures within one year from the date of its creation but, at the Company's or such Subsidiary's election, is renewable or extendible (whether or not theretofore renewed or extended) under, or payable from the proceeds of any other Indebtedness which may be incurred pursuant to the provisions of, any revolving credit or similar agreement.

     "Funded Debt to EBITDA Ratio" means, for any period of four consecutive fiscal quarters (the "Four Quarter Period") the ratio of Funded Debt as of the last day of such four fiscal quarter period to EBITDA for such Four Quarter Period.

     "FX Trading Office" means the Foreign Exchange Trading Center #5193, San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

     "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S.
accounting profession), which are applicable to the circumstances as of (a) in the case of computation pursuant to Section 8.15, the date of this Agreement and (b) in all other cases, the applicable date.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

     "Honor Date" has the meaning specified in subsection 3.03(b).

     "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. In the event any of the foregoing Indebtedness is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date for determination of the amount of such Indebtedness. In addition, the amount of any Indebtedness which is also a Contingent Obligation shall be determined as provided in the definition of "Contingent Obligation."

Provided, Indebtedness shall not include sales of Permitted Foreign Receivables sold pursuant to Permitted Foreign Receivables Purchase Facilities and indemnification, recourse or repurchase obligations thereunder. For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member, but in any such case, only to the extent any such Indebtedness is recourse to such Person.

     "Indemnified Liabilities" has the meaning specified in Section 11.05.

     "Indemnified Person" has the meaning specified in Section 11.05.

     "Independent Auditor" has the meaning specified in subsection 7.01(a).

     "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Intercompany Indebtedness" means, Indebtedness of the Company or any of its Subsidiaries which, in the case of the Company, is owing to any Subsidiary of the Company and which, in the case of any Subsidiary, is owing to the Company or any of the Company's other Subsidiaries.

     "Intercompany Note" means a promissory note from a Subsidiary of the Company to the Company in a form satisfactory to Agent and required to be pledged pursuant to the Pledge Agreement.

     "Interest Payment Date" means, as to any Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan, the last Business Day of each calendar quarter and each date such Committed Loan is converted into another Type of Loan, provided, however, that (a) if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Absolute Rate Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

     "Interest Period" means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or (in the case of any Offshore Rate Committed Loan) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three, six or, if available to each Bank, twelve months thereafter (and in the case of any Offshore Rate Committed Loan, any other period that is 12 months or less and is consented to by the Majority Banks in the given instance) as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation or Competitive Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than 14 days and not more than 365 days as selected by the Company in the applicable Competitive Bid Request;

provided that:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date;

     "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit 2.07(b).

     "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

     "Issuance Date" has the meaning specified in subsection 3.01(a).

     "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

     "Issuing Bank" means, with respect to any Letter of Credit, BofA or any Bank which at the request of the Company (and with the consent of the Agent, which will not be unreasonably withheld) agrees, in such Bank's sole discretion, to become an Issuing Bank for purposes of Issuing Letters of Credit pursuant to
Article III.

     "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

     "KKR" shall mean Kohlberg Kravis Roberts & Co., a Delaware limited partnership.

     "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under subsection 3.03(b).

     "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

     "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

     "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

     "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

     "Letters of Credit" means any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to Article III.

     "Level I Status" exists at any date if at such date the Funded Debt to EBITDA Ratio is less than 1.75:1.00.

     "Level II Status" exists at any date if at such date the Funded Debt to EBITDA Ratio is less than 2.00:1.00 but greater than or equal to 1.75:1.00.

     "Level III Status" exists at any date if at such date the Funded Debt to EBITDA Ratio is less than 2.50:1.00 but greater than or equal to 2.00:1.00.

     "Level IV Status" exists at any date if at such date the Funded Debt to EBITDA Ratio is less than or equal to 3.00:1.00 but greater than or equal to 2.50:1.00.

     "Level V Status" exists at any date if at such date the Funded Debt to EBITDA Ratio is greater than 3.00:1.00.

     "LIBO Rate" means, for any Interest Period with respect to a LIBOR Bid Loan the rate of interest per annum determined by the Agent to be (rounded upward to the nearest 1/16th of 1%) the rate of interest at which dollar deposits in the approximate amount of the LIBOR Bid Loans to be borrowed in such Bid Loan Borrowing, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "LIBOR Auction" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.07.

     "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate based upon the LIBO Rate.

     "LIBOR Bid Margin" has the meaning specified in subsection 2.07(c)(ii)(C).

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other), any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but, in any such case, not including the interest of a lessor under an operating lease or the interest of a purchaser of Permitted Foreign Receivables under any Permitted Foreign Receivables Purchase Facility.

     "Loan" means an extension of credit by a Bank or a Designated Bidder to the Company under Article II, and may be a Committed Loan or a Bid Loan.

     "Loan Documents" means this Agreement, any Notes, the Fee Letters, the Subsidiary Guaranty Agreement (together with any addendums thereto), the Pledge Agreement, the L/C Related Documents and all other documents delivered to the Agent or any Bank or Designated Bidder in connection herewith or therewith.

     "Majority Banks" means at any time Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Committed Loans plus the L/C Obligations, or, if no such principal amount is then outstanding, Banks then having in excess of 50% of the Commitments.

     "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company and its Subsidiaries to perform under any material Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

     "Material Subsidiary" means, at any time, any Subsidiary having at such time total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess 5% of the consolidated total assets of the Company, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01.

     "Minimum Tranche" means, in respect of Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.04, (a) in the case of Base Rate Loans, $1,000,000 or any multiple of $500,000 in excess thereof, and (b) in the case of Offshore Rate Loans, the Dollar Equivalent amount of $3,000,000 or any multiple of 1,000,000 units of the Applicable Currency in excess thereof.

     "Multiemployer Plan" means a "multiemployer plan", within the meaning of
Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     "Notes" means the Committed Loan Notes and the Bid Loan Notes.

     "Notice of Borrowing" means a notice in substantially the form of Exhibit 2.03(a).

     "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit 2.04.

     "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, Designated Bidder, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment pursuant to Section 11.08(a) hereof), absolute or contingent, due or to become due, now existing or hereafter arising.

     "Offshore Currency" means at any time Dutch gilders, British pounds sterling, Canadian dollars, French francs, Deutsche Mark, Japanese yen and any Agreed Alternative Currency.

     "Offshore Currency Loan" means any Offshore Rate Loan denominated in an Offshore Currency.

     "Offshore Currency Loan Sublimit" means, as to all Offshore Currencies in the aggregate, $125,000,000.

     "Offshore L/C Currency" means, at any time, any Offshore Currency and, with respect to any Letter of Credit, any other currency agreed to by the Issuing Bank thereof.

     "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Committed Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

Offshore Rate =            IBOR
               -----------------------------
        1.00 - Eurodollar Reserve Percentage

Where,

          "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          "IBOR" means the rate of interest per annum determined by the Agent as the rate at which deposits in the Applicable Currency, in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore currency interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Offshore Rate Committed Loan" means a Committed Loan that bears interest based on the Offshore Rate.

     "Offshore Rate Loan" means any LIBOR Bid Loan or any Offshore Rate Committed Loan.

     "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

     "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable offshore interbank market.

     "Participant" has the meaning specified in subsection 11.08(d).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years, but excluding any Multiemployer Plans.

     "Permitted Liens" has the meaning specified in Section 8.01.

     "Permitted Foreign Receivables" shall mean all obligations of any obligor whose principal place of business is not in the United States (whether now existing or hereafter arising) under a contract for sale of goods or services by the Company or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations and (d) all records relating to any of the foregoing and all proceeds and products of any of the foregoing.

     "Permitted Foreign Receivables Purchase Facility" shall mean any agreement of the Company or any of its Subsidiaries providing for sales, transfers or conveyances of Permitted Foreign Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Foreign Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Permitted Foreign Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

     "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or an ERISA Affiliate sponsors or maintains or to which the Company or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "Pledge Agreement" means the Pledge Agreement in substantially the form of
Exhibit 1.01A hereto, dated as of the date hereof, made by the Company in favor of the beneficiaries named therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

     "Pledged Notes" shall be the collective reference to the promissory notes from time to time pledged to the Agent pursuant to the Pledge Agreement.

     "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

     "Refinancing Indebtedness" means Indebtedness incurred to refinance other Indebtedness as long as such refinancing does not (i) result in an increase in the total principal amount thereof or (ii) create Indebtedness with a weighted average life to maturity that is less than the weighted average life to maturity of the Indebtedness being refinanced or shorten the final maturity of the Indebtedness being refinanced, provided that if such Indebtedness being refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company.

     "Replacement Bank" has the meaning specified in Section 4.08.

     "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Responsible Officer" means the chief executive officer, the chief operating officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the controller or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

     "Revolving Loan" has the meaning specified in Section 2.01.

     "Revolving Termination Date" means the earlier to occur of:

          (a)  July 1, 2001; and

          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

         "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Spot Rate" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 10:00 a.m. (Chicago time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

         "Subordinated Debt" shall mean

                 (a)     the Indebtedness evidenced by the
Subordinated Notes, and

                 (b) all other unsecured Indebtedness of the Company for money borrowed which is subordinated in form and substance to the Obligations, and which has terms of payment, covenants and remedies, all satisfactory to the Majority Banks as evidenced by their written approval thereof.

         "Subordinated Debt Indenture" means that certain Indenture dated as of September 15, 1992 among the Company, as issuer, certain Subsidiaries, as guarantors, and Fleet National Bank (as successor to The Connecticut National
Bank), as indenture trustee, in connection with the issuance of the Subordinated Notes, as the same may be amended form time to time in compliance with this Agreement.

         "Subordinated Notes" means certain senior subordinated notes of the Company with a maturity of ten (10) years, bearing interest at a rate of 9 3/4% per annum payable semi-annually issued pursuant to the Subordinated Debt Indenture and substantially in the form of the note set forth as Exhibit A to the Subordinated Debt Indenture, as the same may be amended from time to time in compliance with this Agreement.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock , membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "Subsidiary Guaranty Agreement" means the Amended and Restated Subsidiary Guaranty Agreement in substantially the form of Exhibit 1.01B hereto, dated as of the date hereof, made by the Subsidiary Guarantors in favor of the beneficiaries named therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

         "Subsidiary Guarantor" means, individually, each of the Domestic Subsidiaries of the Company signatory to the Subsidiary Guaranty Agreement and such other Subsidiaries from time to time party to such Agreement and collectively, all of such Subsidiaries.

         "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank.)

         "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

         "Total Capitalization" means the sum of Funded Debt and total stockholders' equity (excluding treasury stock) of the Company.

         "Type" has the meaning specified in the definition of "Committed
   Loan."

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." each means the United States of America.

         "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

   1.02    Other Interpretive Provisions.

           (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

           (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

           (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                    (ii) The term "including" is not limiting and means "including without limitation."

                    (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

           (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

           (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

    1.03    Accounting Principles.

            (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

    1.04    Currency Equivalents Generally.  For all purposes of this
Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.


                                   ARTICLE II

                                  THE CREDITS

    2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate principal Dollar Equivalent amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in Schedule 2.01(b) under the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.05 or as a result of one or more assignments pursuant to Section 11.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal Dollar Equivalent amount of all outstanding Loans and L/C Obligations shall not exceed the combined Commitments; and provided further that, after giving effect to any Borrowing of Offshore Currency Loans, the aggregate principal Dollar Equivalent amount of all outstanding Offshore Currency Loans and L/C Obligations denominated in an Offshore L/C Currency shall not exceed the Offshore Currency Loan Sublimit. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow pursuant to this Section
2.01. On the Closing Date and prior to any Borrowing hereunder, each Bank which was not a Bank under the Original Credit Agreement

("Original Bank") shall purchase on the Closing Date its Pro Rata Share of the Loans of each Original Bank that are outstanding under the Original Credit Agreement immediately prior to the effectiveness of this Agreement and such aggregate amount shall constitute its Revolving Loan on the date hereof.

    2.02    Loan Accounts.

            (a) The Loans made by each Bank or Designated Bidder shall be evidenced by one or more loan accounts or records maintained by such Bank or Designated Bidder in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank or Designated Bidder shall be rebuttably presumptive evidence of the amount of the Loans made by the Banks and Designated Bidders to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

            (b) Upon the request of any Bank or Designated Bidder made through the Agent, the Committed Loans made by such Bank may be evidenced by one or more notes in substantially the form of Exhibit 2.02 ("Committed Loan Notes") and the Bid Loans made by such Bank or Designated Bidder may be evidenced by one or more notes ("Bid Loan Notes"), instead of or in addition to loan accounts. Each such Bank or Designated Bidder shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank and Designated Bidder is irrevocably authorized by the Company to endorse its Note(s) and each Bank's or Designated Bidder's record shall be rebuttably presumptive evidence of the matters set forth therein absent manifest error; provided, however, that the failure of a Bank or Designated Bidder to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank or Designated Bidder.

    2.03    Procedure for Committed Borrowing.

            (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 10:30 a.m. (Chicago time) (i) four Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans; (ii) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars; and (iii) on the requested Borrowing Date, in the case of Base Rate Loans, in any such case, specifying:

                                  (A)  the amount of the Committed Borrowing,
                 which shall be in an aggregate amount not less than the Minimum Tranche;

                                  (B)  the requested Borrowing Date, which
                 shall be a Business Day;

                                  (C)  the Type of Loans comprising the
                 Committed Borrowing;

                                  (D)  the duration of the Interest Period
                   applicable to any Offshore Rate Loan included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month; and

                                  (E)  in the case of a Committed Borrowing
                   comprised of Offshore Currency Loans, the Applicable
                   Currency.

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:30 a.m. (Chicago time) on the Closing Date and unless the Company has provided the applicable advance notice for Offshore Rate Loans and has agreed to pay funding losses in the same manner as set forth in Section 4.04 hereof, such Borrowing will consist of Base Rate Loans only.

                   (b) The Dollar Equivalent amount of any Committed Borrowing in an Offshore Currency will be determined by the Agent for such Committed Borrowing on the Computation Date therefor in accordance with subsection 2.05(a). Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Pro Rata Share of the Committed Borrowing. In the case of a Committed Borrowing comprised of Offshore Currency Loans, such notice will provide the approximate amount of each Bank's Pro Rata Share of the Committed Borrowing, and the Agent will, upon the determination of Dollar Equivalent amount of the Committed Borrowing as specified in the Notice of Borrowing, promptly notify each Bank of the exact amount of such Bank's Pro Rata Share of the Committed Borrowing.

                   (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 12:00 noon (Chicago time) on the Borrowing Date requested by the Company in Same Day Funds and in the requested currency (i) in the case of a Committed Borrowing comprised of Loans in Dollars, by 12:00 noon (Chicago time), (ii) in the case of a Committed
Borrowing comprised of Offshore Currency Loans, by such time as the Agent may specify. The proceeds of all such Committed Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

                   (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect in respect of all Committed Loans and Bid Loans together than outstanding.

           2.04    Conversion and Continuation Elections for Committed Loans.

                   (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                          (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans denominated in Dollars, to convert any such Loans (or any part thereof in an amount not less than the Minimum Tranche) into Loans in Dollars of any other Type; or

                          (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having
         Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided, that if at any time the aggregate amount of Offshore Rate Committed Loans denominated in Dollars in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than the Minimum Tranche, such Offshore Rate Loans denominated in Dollars shall automatically convert into Base Rate Loans.

                 (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 10:30 a.m. (Chicago time) at least (i) two Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans denominated in Dollars; (ii) four Business Days in advance of the continuation date, if the Committed Loans are to be continued as Offshore Currency Committed Loans; and (iii) on the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans, specifying:

                          (A)  the proposed Conversion/Continuation Date;

                          (B) the aggregate amount of Committed Loans to be converted or continued;

                          (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

                          (D) other than in the case of conversions into Base Rate Committed Loans, the duration of the requested Interest Period.

                 (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans in Dollars, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans or if any Default or Event of Default then exists, unless, in either case, the Company has elected to repay such Committed Loan, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If the Company has failed to select a new Interest Period to be applicable to Offshore Currency Committed Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.04(b), or if any Default or Event of Default shall then exist, subject to the provisions of subsection 2.05(d), the Company shall be deemed to have elected to continue such Offshore Currency Committed Loans on the basis of a one month Interest Period.

                 (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

                 (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Committed Loan in Dollars converted into or continued as an Offshore Rate Committed Loan in Dollars or an Offshore Currency Loan continued on the basis of an Interest Period exceeding one month.

                 (f) After giving effect to any conversion or continuation of Committed Loans, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect.

         2.05    Utilization of Revolving Commitments in Offshore Currencies.

                 (a) The Agent will determine the Dollar Equivalent amount with respect to any (i) Committed Borrowing comprised of Offshore Currency Committed Loans as of the requested Borrowing Date, (ii) outstanding Offshore Currency Committed Loans as of the last Banking Day of each month, and (iii) outstanding Offshore Currency Committed Loans as of any redenomination date pursuant to this Section 2.05 or Section 4.05 (each such date under clauses (i) through (iii) a "Computation Date").

                 (b) In the case of a proposed Committed Borrowing comprised of Offshore Currency Committed Loans, the Banks shall be under no obligation to make Offshore Currency Committed Loans in the requested Offshore Currency as part of such Committed Borrowing if the Agent has received notice from any of the Banks by 3:00 p.m. (Chicago time) four Business Days prior to the day of such Committed Borrowing that such Bank cannot provide Loans in the requested Offshore Currency, in which event the Agent will give notice to the Company no later than 10:30 a.m. (Chicago time) on the third Business Day prior to the requested date of such Borrowing that the Committed Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Company that any such Committed Borrowing in a requested Offshore Currency is not then available, the Company may, by notice to the Agent not later than 4:30 p.m. (Chicago time) three Business Days prior to the requested date of such Committed Borrowing, withdraw the Notice of Borrowing relating to such requested Committed Borrowing. If the Company does so withdraw such Notice of Borrowing, the Committed Borrowing requested therein shall not occur and the Agent will promptly so notify each Bank. If the Company does not so withdraw such Notice of Borrowing, the Agent will promptly so notify each Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Committed Borrowing comprised of Base Rate

Committed Loans in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Agent to each Bank the Agent will state such aggregate amount of such Committed Borrowing in Dollars and such Bank's Pro Rata Share thereof.

                 (c) In the case of a proposed continuation of Offshore Currency Committed Loans for an additional Interest Period pursuant to Section 2.04, the Banks shall be under no obligation to continue such Offshore Currency Committed Loans if the Agent has received notice from any of the Banks by 3:00 p.m. (Chicago time) four Business Days prior to the day of such continuation that such Bank cannot continue to provide Committed Loans in the relevant Offshore Currency, in which event the Agent will give notice to the Company not later than 10:30 a.m. (Chicago time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Committed Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Company that any such continuation of Offshore Currency Committed Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Committed Loans shall be redenominated into Base Rate Committed Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Committed Loans.
The Agent will promptly notify the Company and the Banks of any such redenomination and in such notice by the Agent to each Bank the Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Committed Loans as of the Computation Date with respect thereto and such Bank's Pro Rata Share thereof.

                 (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Majority Banks, all or any part of any outstanding Offshore Currency Committed Loans shall be redenominated and converted into Base Rate Committed Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Committed Loans. The Agent will promptly notify the Company of any such redenomination and conversion request.

                 (e) The Company shall be entitled to request that Revolving Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Majority Banks is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). The Company shall deliver to the Agent any request for designation of an Agreed Alternate Currency in accordance with
Section 11.02, to be received by the Agent not later than 12:00 p.m. (Chicago time) at least ten Business Days in advance of the date of any Committed Borrowing hereunder proposed to be made in such Agreed Alternate Currency.
Upon receipt of any such request the Agent will promptly notify the Banks thereof, and each Bank will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Bank may grant or accept such request in its sole discretion. The Agent will promptly notify the Company of the acceptance or rejection of any such request.

         2.06 Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.03, each Bank severally agrees that the Company may, as set forth in Section 2.07, from time to time request the Banks prior to the Revolving Termination Date to submit offers to make Bid Loans to the Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers, and any Bank may designate a Designated Bidder to make such offers from time to time and, if such offers are accepted by the Company, to make such Bid Loans; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks and Designated Bidders, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks exceed the combined Commitments; (b) the outstanding aggregate principal Dollar Equivalent amount of all Bid Loans made by all Banks and Designated Bidders exceed the lesser of $75,000,000 or 50% of the combined Commitments; or (c) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceeds ten.

         2.07    Procedure for Bid Borrowings.

                 (a) When the Company wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit 2.07(a) (a "Competitive Bid Request") so as to be received no later than 9:00 a.m. (Chicago time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                          (i) the date of such Bid Borrowing, which shall be a Business Day;

                          (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

                          (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

                          (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to subsection 2.07(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

                 (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Banks and Designated Bidders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Bank and Designated Bidder to submit

Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.07.

         (c) (i) Each Bank and Designated Bidder may at its discretion submit a Competitive Bid containing an offer or offers to make Bid
    Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.07(c) and must be submitted to the Agent by facsimile transmission at the Agent's office for notices set forth on the signature pages hereto not later than (a) 8:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 8:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bank or Designated Bidder may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (A) 8:15 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (B) 8:15 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                 (ii) Each Competitive Bid shall be in substantially the form of Exhibit 2.07(c), specifying therein:

                          (A)  the proposed date of Borrowing;

                          (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                          (C) in case the Company elects a LIBOR Auction, the margin above or below LIBOR (the " LIBOR Bid Margin") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable LIBOR and the Interest Period applicable thereto;

                          (D) in case the Company elects an Absolute Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "Absolute Rate") offered for each such Bid Loan; and

                          (E) the identity of the quoting Bank or Designated Bidder.

         A Competitive Bid may contain up to three separate offers by the quoting Bank or Designated Bidder with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                 (iii)  Any Competitive Bid shall be disregarded if it:

                          (A) is not substantially in conformity with Exhibit 2.07(c) or does not specify all of the information required by subsection (c)(ii) of this Section;

                          (B) contains qualifying, conditional or similar language;

                          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                          (D)  arrives after the time set forth in subsection
            (c)(i).

            (d)      Promptly on receipt and not later than 9:00 a.m.
(Chicago time) three Business Days prior to the proposed date of Borrowing in the case of a LIBOR Auction, or 9:00 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bank or Designated Bidder that is in accordance with subsection 2.07(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank or Designated Bidder with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.07(c). The Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 4.02, 4.05 and 5.02 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Company.

            (e)      Not later than 9:30 a.m. (Chicago time) three
Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 9:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection

2.07(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

                          (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                          (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

                          (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                          (iv) the Company may not accept any offer that is described in subsection 2.07(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                 (f) If offers are made by two or more Banks or Designated Bidders with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks or Designated Bidders as nearly as possible (in such multiples, not less than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

                          (g) (i) The Agent will promptly notify each Bank or Designated Bidder having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                          (ii) Each Bank or Designated Bidder, which has received notice pursuant to subsection 2.07(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Agent for the account of the Company at the Agent's Payment Office, by 1:00 p.m. (Chicago time) in the case of Absolute Rate Bid Loans, and by 1:00 p.m. (Chicago time) in the case of LIBOR Bid Loans, on such date of Bid Borrowing, in funds immediately available to the Agent for the account of the Company at the Agent's Payment Office.

                          (iii) Promptly following each Bid Borrowing, the Agent shall notify each Bank and Designated Bidder of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                          (iv) From time to time, the Company and the Banks and Designated Bidders shall furnish such information to the Agent as the Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

                 (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 4.02,
4.05 and 5.02 hereof are satisfied, the Banks and Designated Bidders whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.07 shall be construed as a right of first offer in favor of the Banks or Designated Bidders or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks or Designated Bidders), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

         2.08    Reduction of Commitments; Mandatory Prepayments.

                 (a) Scheduled Reductions. The combined Commitments shall be automatically and permanently reduced by the amounts and on the dates set forth below:

                                                          Amount of Reduction
  Date                                                  to combined Commitments
  ----                                                  -----------------------
  July 1, 1999                                          $25,000,000
  July 1, 2000                                          $25,000,000

Each reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. The Company agrees that it will, on or before the date of any scheduled reduction pursuant to the above table, make a mandatory prepayment to the Agent in the amount necessary to reduce the sum of the Dollar Equivalent of (i) the aggregate principal amount of the outstanding Loans plus
(ii) the L/C Obligations to an amount which is less than or equal to the combined Commitments after giving effect to such scheduled reduction.

                 (b) Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum Dollar Equivalent amount of $5,000,000 or any Dollar Equivalent multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal Dollar Equivalent amount of the Loans and L/C Obligations would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

         2.09    Optional Prepayments.

                 (a) Subject to Section 4.04, unless waived by the Agent, the Company may, at any time or from time to time, upon irrevocable notice to the Agent not later than 10:30 a.m. (Chicago time) two Business Days before the date of prepayment in the case of Offshore Currency Loans and on the date of such prepayment in the case of other Loans, ratably prepay Loans in whole or in part, in minimum Dollar Equivalent amounts of $1,000,000 or any Dollar Equivalent multiple of $500,000 in excess thereof or such other amount necessary to repay in full any Offshore Currency Loan. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Committed Loans, Offshore Rate Committed Loans, or any combination thereof, and the Applicable Currency. Such notice shall not thereafter be revocable by the Company and the Agent will promptly notify each Bank thereof and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with any amounts required pursuant to Section 4.04.

                 (b) Bid Loans may not be voluntarily prepaid other than with the consent of the applicable Bid Loan Lender.

         2.10 Currency Exchange Fluctuations. Subject to Section 4.04, if on any Computation Date the Agent shall have determined that the aggregate Dollar Equivalent principal amount of all Loans and L/C Obligations then outstanding exceeds the combined Commitments of the Banks by more than $500,000, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Agent shall give notice to the Company that a prepayment is required under this Section, and the Company agrees thereupon to make prepayments of Loans such that, after giving effect to such prepayment the aggregate Dollar Equivalent amount of all Loans does not exceed the combined Commitments.

         2.11    Mandatory Prepayments and Repayment.

                 (a) Mandatory Prepayments of Loans. Subject to Section 4.04, if on any date the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the aggregate Commitments (other than as a result of currency exchange fluctuations), the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Loans in an amount equal to the lesser of such excess and the amount of the outstanding Loans and, if any excess shall still remain, shall Cash Collateralize the L/C Obligations to the extent of such remaining excess.

                 (b) Repayment. The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date. The Company shall repay each Bid Loan on the last day of the relevant Interest Period.

         2.12    Interest.

                 (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Applicable Margin or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Committed Loans under Section 2.04). Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at the rate per annum equal to the LIBO Rate plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be.

                 (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.09 or 2.10 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                 (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%.

                 (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank or Designated Bidder hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank or Designated Bidder would be contrary to the provisions of any law applicable to such Bank or Designated Bidder limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank or Designated Bidder interest at the highest rate permitted by applicable law.

         2.13    Fees.

                 (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated June 4, 1996. On the date of each Competitive Bid Request, the Company shall pay to the Agent for the Agent's own account a bid auction fee of $150 per Bank per Competitive Bid Request.

                 (b) Amendment Fee. On the Closing Date, the Company shall pay to the Agent for the account of each Bank an amendment fee of .10% of each Bank's Commitment.

                 (c) Facility Fees. The Company shall pay to the Agent for the account of each Bank a facility fee on the average daily Commitment for such Bank, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily Commitments for that quarter as calculated by the Agent, equal to the Applicable Facility Fee Percentage. Such facility fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter commencing on September 30, 1996 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.08, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

         2.14    Computation of Fees and Interest.

                 (a) All computations of interest for Base Rate Committed Loans and of fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) Each determination of an interest rate or a Dollar Equivalent amount by the Agent shall be rebuttably presumptive evidence thereof in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or any Bank or Designated Bidder, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate or Dollar Equivalent amount.

         2.15    Payments by the Company.

                 (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks and Designated Bidders at the Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 12:00 noon (Chicago time) on the date specified herein. The Agent will promptly distribute to each Bank (or Designated Bidder) its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received.
Any payment which is received by the Agent later than 12:00 noon (Chicago time), or later than the time specified by the Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks or Designated Bidders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank or Designated Bidder on such due date an amount equal to the amount then due such Bank or Designated Bidder. If and to the extent the Company has not made such payment in full to the Agent, each Bank or Designated Bidders shall repay to the Agent on demand such amount distributed to such Bank or Designated Bidder, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate, for each day from the date such amount is distributed to such Bank or Designated Bidder until the date repaid.

         2.16    Payments by the Banks to the Agent.

                 (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Committed Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in

Same Day Funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate or, in the case of any Borrowing consisting of Offshore Currency Loans, the Overnight Rate, for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.16(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

                 (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

         2.17    Sharing of Payments, Etc.   If, other than as expressly
provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments. Any Bank having outstanding both Committed Loans and Bid Loans at any time a right of set-off is exercised by such Bank and applying such setoff to the Loans shall apply the proceeds of such set-off first to such Bank's Committed Loans, until its Committed Loans are reduced to zero, and thereafter to its Bid Loans.

         2.18 Effect of Amendment and Restatement. The Company, the Agent and the Banks acknowledge and agree that (i) this Agreement and the documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the loan obligations, reimbursement obligations or other monetary obligations under the Existing Credit Agreement (the "Existing Obligations") as in effect prior to the Closing Date or a novation, payment and reborrowing of the loan under the Existing Credit Agreement as in effect prior to the Closing Date, (ii) the Existing Obligations are in all respects enforceable with only the terms thereof being modified as provided by this Agreement, (iii) the liens and security interests of the Agent for the benefit of the Banks securing payment of the Existing Obligations are in all respects continuing and in full force and effect with respect to the Obligations hereunder and (iv) all references in the loan documents executed and delivered in connection with the Existing Credit Agreement to the "Credit Agreement" or the "Second Amended and Restated Credit Agreement" shall be deemed to refer without further amendment to this Agreement.


                                  ARTICLE III

                             THE LETTERS OF CREDIT

         3.01    The Letter of Credit Subfacility.

                 (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit denominated in Dollars or an Offshore L/C Currency for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date"): (1) the Effective Amount of all L/C Obligations exceeds $25,000,000; (2) the Effective Amount of all L/C Obligations plus the Effective Amount of all Loans exceeds the aggregate Commitments or (3) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Committed Loans of such Bank exceeds such Bank's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                 (b) The Issuing Bank shall be under no obligation to Issue any Letter of Credit if:

                          (i)     any order, judgment or decree of any
         Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing
         Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it and for which the Issuing
         Bank is not compensated hereunder;

                     (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                     (iii) the expiry date of any requested Letter of Credit is after the scheduled Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

                     (iv) any requested Letter of Credit is not in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

                     (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person other than a guarantee issued by a foreign bank.

         3.02    Issuance, Amendment and Renewal of Letters of Credit.

                 (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) the currency (which shall be Dollars or an Offshore L/C Currency) in which the Letter of Credit is to be denominated; and (viii) such other matters as the Issuing Bank may require.
The Agent will promptly notify the Banks of the receipt by it of any L/C Application.

                 (b) If the Agent is not the Issuing Bank, by 12:00 p.m. (Chicago time) on the Business Day next preceding the requested date of issuance of a Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (i) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (ii) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

                 (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

                 (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                 (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

                 (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit). In addition, unless the Company and the Issuing Bank shall otherwise expressly agree in writing, any purported grant of a Lien (or any requirement to do so) contained in any L/C Related Document shall be ineffective and null and void.

                 (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         3.03    Risk Participations, Drawings and Reimbursements.

                 (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation for so long as any related L/C Obligations shall be outstanding.

                 (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company and the Agent. Provided it shall have received such notice, the Company shall reimburse the Issuing Bank prior to

12:00 p.m. (Chicago time) on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date") in an amount equal to the amount so paid by the Issuing Bank; provided that, if such Letter of Credit is denominated in an Offshore L/C Currency, the Company shall pay to the Issuing Bank the Dollar Equivalent of the amount of such Offshore L/C Currency paid by the Issuing Bank under such Letter of Credit. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 p.m. (Chicago time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in Section
5.02 other than any notice requirements. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                 (c) Each Bank shall upon any notice pursuant to subsection 3.03(b) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the Dollar Equivalent of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(d)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of such amount by no later than 2:00 p.m. (Chicago time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

                 (d) With respect to any unreimbursed drawing that is not converted into Loans consisting of Base Rate Loans to the Company in whole or in part as contemplated by Section 3.03(b), because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

                 (e) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Loans under this
Section 3.03 is subject to the conditions set forth in Section 5.02 (other than any notice requirements).

         3.04    Repayment of Participations.

                 (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to
Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

                 (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.05    Role of the Issuing Bank.

                 (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                 (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                 (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (a) through (g) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                 (a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                 (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                 (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                 (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                 (e) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                 (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                 (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         3.07    Letter of Credit Fees.

                 (a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to standby Letters of Credit equal to the Applicable Margin times the average daily maximum amount available to be drawn on such outstanding Letters of Credit and with respect to commercial Letters of Credit, a $75.00 fronting fee (for the account of the Issuer) plus a .25% exposure fee, in each case, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit of such type outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

                 (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank in an amount agreed to by the Company and the Issuing Bank. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit or at such other time as may be agreed upon between the Company and the Issuing Bank.

                 (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

         3.08 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

         3.09 Outstanding Letters of Credit. The letters of credit set forth under the caption "Letters of Credit outstanding on the Original Closing Date" on Schedule 3.09 annexed hereto and made a part hereof were issued pursuant to the Original Credit Agreement and remain outstanding as of the
Closing Date (the "Outstanding Letters of Credit").    The Company, each
Issuing Bank and each of the Banks hereby agree with respect to the Outstanding Letters of Credit that such Outstanding Letters of Credit, for all purposes under this Agreement shall be deemed to be Letters of Credit governed by the terms and conditions of this Agreement. Each Bank agrees to participate in each Outstanding Letter of Credit issued by any Issuing Bank in an amount equal to its Pro Rata Share of the stated amount of such Outstanding Letter of Credit.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01    Taxes.

                 (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                 (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                   (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.01), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                   (ii) the Company shall make such deductions and withholdings;

                   (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                   (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                 (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and
(iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability

(including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                 (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                 (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section 4.01, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

                 (f) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company be either (i) obligated to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this
Section 4.01 or (ii) prohibited from deducting or withholding for any applicable Taxes pursuant to subsection (a) of this Section 4.01, if the Bank or Agent fails to deliver forms to the Company in accordance with Section 10.10 on a timely basis, unless such failure would not have occurred but for a change in law or regulation or in the interpretation thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the introduction of any law or regulation, that occurs on or after the date hereof.

         4.02    Illegality.

                 (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office or such Bank's Designated Bidders in the case of LIBOR Bid Loans, to make Offshore Rate Loans (including Offshore Rate Loans in any Applicable Currency), then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank or Designated Bidder to make Offshore Rate Loans (including in respect of any LIBOR Bid Loan as to which the Company has accepted such Bank's or Designated Bidder's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                 (b) If a Bank determines that it is unlawful for such Bank or such Bank's Designated Bidders to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank or Designated Bidder may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank or Designated Bidder may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall (without regard to whether the conditions specified in Section
5.02 have been satisfied) borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

                 (c) If the obligation of any Bank to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Committed Loans shall be instead Base Rate Loans.

                 (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         4.03    Increased Costs and Reduction of Return.

                 (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation after the date of this Agreement or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date of this Agreement, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Committed Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                 (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, in any such case, after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment[s], loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         4.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                 (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                 (b) the failure of the Company to borrow, continue or convert a Committed Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation, except as set forth in subsections 2.05(b) or (c);

                 (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.09;

                 (d) the prepayment (including pursuant to Section 2.09 or 2.10) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                 (e) the automatic conversion under Section 2.04 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Committed Loans or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any Offshore Currency Loans. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.03(a), each Offshore Rate Committed Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         4.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or the Majority Banks that the Offshore Rate applicable pursuant to subsection 2.12(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

         4.06 Reserves on Offshore Rate Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), and, in respect of any LIBOR Bid Loan, under any applicable regulations of the central bank or other relevant Governmental Authority in the country in which the Offshore Currency of such Offshore Rate Committed Loan circulates, additional costs on the unpaid principal amount of each LIBOR Bid Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such LIBOR Bid Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         4.07 Certificates of Banks. Any Bank or Designated Bidder claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank or Designated Bidder hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error. Notwithstanding anything to the contrary contained in this Agreement, no amounts shall be payable by the Company pursuant to Section 4.03,
4.04 or 4.06 with respect to any period commencing more than 90 days before the delivery of the certificate contemplated by this Section 4.07, unless such amounts are claimed as a result of the retroactive effect of any newly enacted or adopted law, rule or regulation and such certificate is delivered within 180 days after such enactment or adoption.

         4.08 Substitution of Banks. If any Bank has (x) delivered a certificate pursuant to Section 4.07 or notified the Agent that it is unable to extend or maintain any Offshore Rate Loans (including Offshore Currency Loans) or (y) failed to fund a Loan at any time that such Bank shall have been committed to make such Loan or in the event such Bank may be replaced pursuant to the provisions of Section 11.08(e) hereof (in any such case, an "Affected Bank"), the Company shall have the right to replace the Affected Bank in accordance with this Section 4.08. In any such event the Company may (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or

(iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

         4.09 Survival. The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.01 Conditions of Initial Loans. The obligation of each Bank to make its initial Credit Extension hereunder, and to receive through the Agent the initial Competitive Bid Request, is subject to the condition that the Agent shall have received on or before the date of the initial Credit Extension or Competitive Bid Request all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each
Bank:

                 (a) Loan Documents. This Agreement, the Notes, the Subsidiary Guaranty Agreement and the Pledge Agreement executed by each party thereto and shall have delivered to Agent all the Pledged Stock and Pledged Notes referred to therein then owned, if any, by the Company, (x) endorsed in blank in the case of promissory notes constituting Pledged Notes and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Stock and the other documents and instruments required to be delivered under the Pledge Agreement;

                 (b)      Resolutions; Incumbency.

                 (i) Copies of the resolutions of the board of directors of the Company and each Subsidiary that may become party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                 (ii) A certificate of the Secretary or Assistant Secretary of the Company, and each Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

         (c) Organization Documents; Good Standing. Each of the following documents:

                 (i) the articles or certificate of incorporation and the bylaws of the Company and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or such Subsidiary as of the Closing Date; and

                 (ii) a good standing certificate for the Company and each Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and the state of its principal place of business as of a recent date;

         (d) Legal Opinions. An opinion of Latham and Watkins, special counsel to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit 5.01(d);

         (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, to the extent then due and payable on the Closing Date, including without limitation all accrued interest and fees due and owing under the Original Credit Agreement;

         (f)      Certificate.  A certificate signed by a Responsible
Officer on behalf of the Company, dated as of the Closing Date, stating that:

                   (i)    the representations and warranties contained in
         Article VI are true and correct on and as of such date, as though made on and as of such date;

                   (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                   (iii) there has occurred since December 31, 1995, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

         (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

         5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it (including its initial Loan), the obligations of any Bank or Designated Bidder to make any Bid Loan as to which the Company has accepted the relevant Competitive Bid and the obligation of the Issuing Bank to issue, and of each Bank to participate in, any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

                 (a) Notice of Borrowing or Issuance. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the Agent and the Issuing Bank shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

                 (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                 (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in Section 5.02 are satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Bank that:

         6.01    Corporate Existence and Power.  The Company and each of its
           Subsidiaries:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                 (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                 (d)      is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) contravene the terms of any of that Person's Organization Documents;

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                 (c) violate any Requirement of Law applicable to such Person.

         6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document other than those which have already been obtained or made.

         6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.05 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                 (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                 (b) may reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

         6.07    ERISA Compliance.  Except as specifically disclosed in
           Schedule 6.07:

                 (a) Each Plan sponsored or maintained by the Company or an ERISA Affiliate is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state law except where the failure to so comply, together with all other such failures to comply, could reasonably be expected to result in liability to the Company in an aggregate amount in excess of $5,000,000 . Each Plan sponsored or maintained by the Company or an ERISA Affiliate which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the
loss of such qualification.   The Company and each ERISA Affiliate has made all
required contributions to any Plan subject to Section 412 of the Code sponsored or maintained by the Company or an ERISA Affiliate, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan sponsored or maintained by the Company or an ERISA Affiliate, except where the failure to make such required contribution, together with all such other failures to make required contributions, could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $5,000,000.

                 (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan sponsored or maintained by the Company which has resulted or could reasonably be expected to result in a liability of the Company in an aggregate amount in excess of $5,000,000. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, other than a Multiemployer Plan or, to the knowledge of the Company and each ERISA Affiliate, with respect to any Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (c) (i) No ERISA Event or Events have occurred which could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $5,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans does not exceed $5,000,000; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, liability under Title IV of ERISA with respect to all Pension Plans (other than premiums due and not delinquent under Section 4007 of ERISA) in an aggregate amount in excess of $5,000,000; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a all Plans in an aggregate amount in excess of $5,000,000; and
(v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and which could reasonably be expected to result in liability of the Company in an amount in excess of $5,000,000.

         6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
Section 7.12. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.11    Financial Condition.

                 (a) The unaudited consolidated financial statements of the Company and its Subsidiaries dated March 31, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

                   (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments and the absence of footnotes;

                   (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                   (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                 (b) Since March 31, 1996, there has been no Material Adverse Effect.

         6.12    Environmental Matters.  Except as specifically disclosed in
Schedule 6.12, the Company is not in violation of any Environmental Laws and there are no pending Environmental

Claims against the Company which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         6.14 Subsidiaries. As of the date of this Agreement, the Company has no Subsidiaries other than those specifically disclosed in part (a) of
Schedule 6.14 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.14. Unless otherwise indicated on Schedule 6.14, as of the date of this Agreement, all of the issued and outstanding shares of capital stock of each of the Subsidiaries listed on Schedule 6.14 are owned directly or indirectly through wholly-owned Subsidiaries by the Company and all of such shares have been duly and validly authorized and issued and are fully paid and non-assessable and no party has a right to acquire any such capital stock and there are no outstanding subscription options, warrants, commitments, convertible securities, preemptive rights or other rights exercisable or exchangeable for or convertible into such capital stock.

         6.15 Insurance. Except as specifically disclosed in Schedule 6.15, the properties of the Company and its Subsidiaries are insured as required by
Section 7.06.

         6.16 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.

         6.17 Subordinated Debt. The subordination provisions of the Subordinated Notes and the Subordinated Debt Indenture will be enforceable against the holders of the Subordinated Notes by the holder of any Senior Indebtedness which has not effectively waived the benefits thereof, and the Notes and all other monetary obligations hereunder are within the definition of "Senior Indebtedness" and "Specified Senior Indebtedness" included in such provisions and are entitled to the benefits of the subordination created by the Subordinated Debt Indenture and the Subordinated Notes. All payments of principal of or interest on the Subordinated Notes made by the Company or from the liquidation of its property will be subject to such subordination provisions. The Company acknowledges that each bank now or hereafter entering into this Agreement is making its Loans in reliance upon such subordination provisions. The Subordinated Note have been duly registered or qualified under applicable federal or state securities laws or are exempt from such registration or qualification.

         6.18 Security Documents. The security interests created in favor of Agent, as Pledgee for the benefit of the Banks under the Pledge Agreement, constitute first perfected security interests in the Pledged Stock and Pledged Notes, subject to no security interests of any other Person other than Liens permitted hereby. Except as set forth in the Pledge Agreement, no filings, registrations or recordings which have not been made or will not have been made (or submitted for recordation)

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

within 10 Business Days after the Closing Date are required in order to perfect the security interests created in the Pledged Stock or Pledged Notes under the Pledge Agreement. All of the capital stock of each Material Subsidiary which is a Domestic Subsidiary is pledged to the Agent pursuant to the Pledge Agreement, provided, however, that the consolidated total assets of Domestic Subsidiaries, the capital stock of which is not pledged to the Agent under the Pledge Agreement shall not exceed 7.5% of the Company's consolidated total assets.

         6.19 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date) taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. All projections and pro forma financial information contained in any materials furnished by or on behalf of the Company or any of its Subsidiaries to each Bank are based on good faith estimates and assumptions by the management of the Company or the applicable Subsidiary, it being recognized by Banks, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid, unless the Majority Banks waive compliance in writing:

         7.01 Financial Statements. The Company shall deliver to the Agent and each Bank:

                 (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a consistent basis. Such opinion shall not be qualified or limited, in either case, because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records and shall be delivered to the Agent pursuant to a reliance letter between the Agent and Banks and such Independent Auditor in form and substance satisfactory to the Agent;

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

                 (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended June 30, 1996), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and the year to date period ending, shareholders' equity and cash flows for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

                 (c) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of an unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidating statement of income, shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(a);

                 (d) promptly when available and in any event within 45 days after the close of each Fiscal Year commencing with the Fiscal Year ending December 31, 1996, a business and financial plan, including projections of cash flows and statements of income (each on both a consolidated and consolidating basis), for the Company and its Subsidiaries for the then current Fiscal Year, setting forth such projections (on a consolidated basis) on a quarter-by-quarter basis and including a projected year-end consolidated balance sheet; and

                 (e) promptly upon receipt thereof, copies of all statements as to the material weaknesses of accounting controls submitted to the Company by independent public accountants in connection with each annual or interim audit made by such accountants of the financial statements of the Company or any of its Subsidiaries.

         To the extent included therein, the information required to be delivered pursuant to this Section 7.01 may be delivered by delivery of the financial statements and reports required to be delivered pursuant to subsection 7.02(c).

         7.02 Certificates; Other Information. The Company shall furnish to the Agent and each Bank:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                 (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K but not including Forms 3, 4 or 5) that the Company or any Subsidiary may make to, or file with, the SEC; and

                 (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

         7.03    Notices.  The Company shall promptly notify the Agent and each
           Bank:

                 (a) of the occurrence of any Default or Event of Default, upon a Responsible Officer becoming aware thereof;

                 (b) of any matter that has resulted or may (in the reasonable judgment of the Company), reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

                 (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 30 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                   (i) an ERISA Event or Events which could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $5,000,000; or

                   (ii) the Unfunded Pension Liability among all Pension Plans is reasonably expected to exceed $5,000,000.

                 (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

                 (e) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

                 Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time (although the failure to take any such action shall not constitute a Default or Event of Default under this Agreement). Each notice under subsection 7.03(a) shall describe each Default or Event of Default which has occurred or which is expected to occur.

         7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Material Subsidiary to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except as otherwise permitted by this Agreement;

                 (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02 and except for any of the foregoing the expiration or termination of which could not reasonably be expected to have a Material Adverse Effect;

                 (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                 (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         7.05 Maintenance of Property. The Company shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its property which is used in its business in good working order and condition, ordinary wear and tear excepted except where the failure to so maintain or preserve could not reasonably be expected to have a Material Adverse Effect, except as permitted by Section 8.02.

         7.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, provided that the Company and its Subsidiaries may self-insure against such risks and in such amounts as is usually self-insured by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

         7.07 Payment of Tax Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

         7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code except, in the case of (a),(b) and (c) above where such failure to maintain or contribute could not reasonably be expected to result in liability of the Company in excess of $5,000,000 in the aggregate.

         7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or representatives of any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and, in the presence of the Company if the Company shall so request, independent public accountants, all such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company.

         7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         7.12 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law (including Regulation G, T, U and X of the FRB) or of any Loan Document.

         7.13 Additional Guarantors. In the event any Domestic Subsidiary shall hereafter become a Material Subsidiary, the Company shall promptly cause such Material Subsidiary to become a party to the Subsidiary Guaranty Agreement by executing an addendum thereto in form satisfactory to the Agent.

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

                                  ARTICLE VIII

                        NEGATIVE AND FINANCIAL COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid, unless the Majority Banks waive compliance in writing:

         8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                 (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;

                 (b)      any Lien created under any Loan Document;

                 (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 8.07, provided that no notice of lien has been filed or recorded under the Code;

                 (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent for more than 90 days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                 (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business and treating as non-delinquent any delinquency which is being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                 (g) Liens consisting of judgment or judicial attachment liens with respect to judgments which do not constitute an Event of Default and in the aggregate do not exceed $5,000,000;

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

                 (h) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                 (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

                 (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that
(i) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and the proceeds thereof, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with Indebtedness permitted under subsection 8.05(d), $10,000,000;

                 (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

                 (l) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (i) the counterparty to any Swap Contract relating to such Permitted Swap Obligations is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis; and (ii) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $5,000,000.

                 (m) Liens securing reimbursement obligations for letters of credit which encumber only goods, or documents of title covering goods, which are purchased in transactions for which such letters of credit are issued; and

                 (n) any extension, renewal or substitution of or for any of the foregoing Liens; provided that (i) the Indebtedness or other obligation or liability secured by the applicable Lien shall not exceed the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution and (ii) the Lien securing such Indebtedness or other obligation

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

or liability shall be limited to the property which, immediately prior to such extension, renewal or substitution, secured such Indebtedness or other obligation or liability; and

                 (o) other Liens securing obligations (other than Indebtedness for money borrowed) which do not exceed $2,000,000 in the aggregate at any one time outstanding.

         8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (collectively, a "Disposition") (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                 (a) Dispositions of inventory, or used, worn-out, obsolete or surplus equipment, all in the ordinary course of business;

                 (b) Dispositions of equipment and other fixed assets to the extent that such equipment or other fixed assets is exchanged for credit against the purchase price of similar replacement equipment or other fixed assets, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment or other fixed assets; and

                 (c) Dispositions of Permitted Foreign Receivables pursuant to Permitted Foreign Receivables Purchase Facilities; and

                 (d) Disposition of assets received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

                 (e) Dispositions of assets between and among the Company and its Wholly-Owned Subsidiaries and the Disposition of assets from any other Subsidiary to the Company or a Wholly-Owned Subsidiary of the Company; and

                 (f) Dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash (provided, that the Company may accept promissory notes in an aggregate principal amount outstanding at any time not to exceed $2,000,000), and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries pursuant to this clause (f), together, shall not exceed in any fiscal year, 5% of the consolidated total assets of the Company as of the end of the most recent fiscal year (but excluding, for purposes of calculation of such 5% amount, the assets of any operating business sold as a whole in compliance with the proviso at the end of this subsection), provided further that the sale by the Company or any Subsidiary of one or more operating business in one year which, in the aggregate, accounts for more than 10% of EBITDA of the Company as of the most recently ended fiscal year shall require the consent of the Majority Banks and, the Company, on a

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

pro forma basis calculated as of the last day of the most recently completed fiscal quarter, shall be in compliance with the Funded Debt to EBITDA Ratio as of the date of such disposition.

                 Upon the permitted Disposition by any Subsidiary Guarantor of all or substantially all of its assets to any Person (and after the subsequent distribution of the consideration received therefor by such Subsidiary Guarantor to the Company or another Guarantor), such Guarantor shall be automatically released from its obligations under the Subsidiary Guaranty Agreement. The Agent shall provide written confirmation of such release to the Company upon the Company's request therefor.

         8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into any Person, except:

                 (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

                 (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary or as otherwise permitted by Section 8.02.

Any Disposition of assets which would be permitted by Section 8.02 may also be done via merger or consolidation and such merger or consolidation (which results solely in a Disposition otherwise permitted by Section 8.02) shall be permitted pursuant to this Section 8.03.

         8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

                 (a) Investments held by the Company or Subsidiary in the form of cash or cash equivalents;

                 (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                 (c) extensions of credit by the Company or its Subsidiaries to their employees in the ordinary course of business for travel, relocation and related expenses;

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

                 (d) existing Investments in Subsidiaries and the other Investments identified on Schedule 8.04 (in each case, as such Investments may be adjusted due to appreciation, repayment of principal, payment of interest, return of capital and similar circumstances);

                 (e) additional Investments in any Domestic Subsidiary (other than an Investment constituting an Acquisition which shall be governed by Section 8.04 (g) or (h) below; provided that (i) any such additional equity Investments in Domestic Subsidiaries after the Closing Date shall not exceed, in the aggregate $10,000,000 outstanding, and (ii) any such Investment constituting a loan or advance to a Domestic Subsidiary shall be made from the Company pursuant to one of the Pledged Notes;

                 (f) Investments by Borrower or any Domestic Subsidiary in any Foreign Subsidiary after the Closing Date in an amount which will not result in a breach of Section 8.15 or, in the case of any Foreign Subsidiary, Investments in any Subsidiary of such Foreign Subsidiary or Investments consisting of a loan or advance of available cash to another Foreign Subsidiary;

                 (g) subject to the last sentence of this Section 8.04, the purchase or acquisition by the Company or any of its Subsidiaries of at least 75% of the stock of, or substantially all of the assets of, any corporation (or any division thereof) or the purchase or acquisition by the Company or any of its Subsidiaries of a partnership, joint venture, or similar interest in a Person but only if after giving effect thereto, the aggregate amount paid (whether in cash, notes or stock or by way of liabilities assumed) shall not exceed $50,000,000 in any one purchase or acquisition;

                 (h) subject to the last sentence of this Section 8.04, the purchase or acquisition by the Company or any of its Subsidiaries of at least 75% of the stock of, or substantially all of the assets of, any corporation (or any division thereof), or the purchase or acquisition by the Company or any of its Subsidiaries of a partnership, joint venture or similar interest in a Person, but only after giving effect thereto, the pro forma EBITDA less the pro forma Capital Expenditures of the Company (assuming such purchase or acquisition had occurred on the first day of the most recently ended four fiscal quarter period) for the period of four quarters immediately preceding the date such purchase or acquisition is consummated exceeds the pro forma Consolidated Interest Expenses of the Company for such four quarter period by a ratio of 3.0 to 1.0;

                 (i) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

                 (j) Investments in the ordinary course of business by any Subsidiary of the Company engaged in the manufacturer sale of machine tools by way of agreements providing for the repurchase by such Subsidiary of machine tools sold by it in the event that its customer shall default in its obligations to a third party who, directly or indirectly, provided financing for the acquisition of such machine tools;

                 (k) Investments held by any Subsidiary of the Company in any of its customers or suppliers which are received as distributions in bankruptcy proceedings or as negotiated settlements for obligations incurred to it by such customer for the purchase of goods manufactured or services provided by it; and

                 (l) Investments by way of stock or similar ownership interests of 50% or less in any Person in an aggregate amount not to exceed $5,000,000 at any one time;

                 (m) Investments by way of promissory notes or received in connection with a disposition permitted by Section 8.02(f);

                 (n) additional investments of a nature not contemplated by the foregoing clauses (a) through (k) not to exceed $10,000,000 in the aggregate at any time outstanding.

Notwithstanding any provision of the foregoing clauses (g) and (h) of this
Section 8.04 to the contrary, any Acquisition otherwise provided for in clause
(g) or (h) of this Section 8.04 shall be permitted if and only if: (1) before and after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing, (2) after giving effect to such Acquisition not less than 5% of the aggregate Commitment shall be unused on the date such Acquisition is consummated, (3) not less than 10 days prior to the consummation of such Acquisition, the Company shall provide to the Agent annual financial statements (audited, if available) and unaudited interim financial statements for such person, pro forma financial projections for such Person and for the Company on a consolidated basis giving effect to such Acquisition, all in such detail as shall be reasonably satisfactory to the Agent, (4) if required by Section 7.13, the Company shall promptly deliver to Agent the addendum to the Subsidiary Guaranty Agreement executed by any Subsidiary organized to effect such an Acquisition or newly acquired in connection with an Acquisition and, pursuant to the Pledge Agreement, deliver the stock certificates evidencing all issued and outstanding shares of stock of any such Subsidiary, along with stock powers executed in blank, simultaneously with the consummation of such Acquisition and the Company will cause any such Subsidiary to execute an Intercompany Note, evidencing any loan from the Company or any such Subsidiary, the proceeds of which were applied to the costs and expenses of such Acquisition, and the Company shall, pursuant to the Pledge Agreement, deliver to the Agent, such Intercompany Note of such Subsidiary, endorsed in blank by the Company, within thirty (30) days following the consummation of such Acquisition; and (5) the prior, effective written consent or approval of such Acquisition by the board of directors or equivalent governing body of the acquiree is obtained. Promptly following the consummation of any such Acquisition, the Company shall provide to the Agent a copy of the agreement or agreements setting forth the terms and conditions of such Acquisition in its then current form, including all material exhibits and other material agreements executed and delivered, or required to be executed and delivered in connection therewith, including, without limitation, any environmental assessment reports, if applicable, certified by a Responsible Officer to be true, correct and complete,

         8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)   Indebtedness incurred pursuant to this Agreement;

          (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.07;

          (c)   Indebtedness existing on the Closing Date and set forth in
Schedule 8.05, including Indebtedness incurred to support LUKAS GmbH in a principal amount not to exceed $35,000,000 and any Refinancing Indebtedness with respect thereto;

          (d) Indebtedness secured by Liens permitted by subsection 8.01(i) and (j) in an aggregate amount outstanding at any time not to exceed $10,000,000;

          (e) Intercompany Indebtedness to the extent permitted by Section 8.04; provided, however, that in the event of any subsequent issuance or transfer of any capital stock which results in the holder of such Indebtedness ceasing to be a Subsidiary of the Company or any subsequent transfer of such Indebtedness (other than to the Company or any of its Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this
Section 8.05; provided, further, however, that (x) in the case of Intercompany Indebtedness consisting of a loan or advance to Borrower, each such loan or advance shall be subordinated to the indefeasible payment in full of all of Borrower's obligations pursuant to this Agreement and the other Loan Documents and (y) in the case of Intercompany Indebtedness consisting of a loan or advance from the Company to any Domestic Subsidiary, such Indebtedness shall be evidenced by a Pledged Note;

          (f) Subordinated Debt of the Company in an aggregate amount not to exceed $150,000,000 so long as, with respect to any Subordinated Debt incurred after the date hereof, a portion of the proceeds thereof are used as soon as practicable after the issuance thereof to redeem or defease all of the outstanding Subordinated Notes (it being understood that with respect to such Subordinated Debt, the approval of the Majority Banks required by clause (b) of the definition of Subordinated Debt will not be unreasonably withheld); and

          (g) Indebtedness of any Foreign Subsidiary and unsecured guarantees thereof by the Company provided that the aggregate amount of such Indebtedness under this clause (g) does not exceed, without duplication, $75,000,000 at any one time outstanding.

          (h) Unsecured Indebtedness of the Company which when added to the amount of Indebtedness outstanding and permitted pursuant to Section 8.05(g) does not in the aggregate exceed $75,000,000 at any one time outstanding.

     8.06 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist:

          (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other for tax or financial reporting purposes (including, without limitation, management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) unless such arrangement or contract is fair and equitable to the Company or such Subsidiary;

          (b) any other transaction, arrangement or contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Company or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates;

provided, however, that nothing in this Section shall be construed to restrict the Company from paying (i) an annual fee to KKR or its Affiliates for the rendering of management consulting and financial services to the Company and its Subsidiaries in an aggregate amount not to exceed an amount reasonably determined by taking into account the practices of KKR with respect to other companies for which it performs such management consulting and financial services and the amount of assets of the Company relative to such other companies, (ii) reasonable and customary regular fees to directors of the Company who are not employees of the Company, and (iii) normal and customary financial advisory fees to KKR or its Affiliates made in connection with the acquisition or disposition of any Subsidiary of the Company permitted hereunder so long as no other such fees are paid by the Company to any other financial advisor in connection with such acquisition or disposition.

     8.07 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b)      Permitted Swap Obligations;

          (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 7.08;

          (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business;

          (e) Contingent Obligations of a Subsidiary required to be entered into pursuant to the Subordinated Debt Indenture;

          (f) Guaranty Obligations of the Company or any Subsidiary Guarantor with respect to any Indebtedness permitted pursuant to this Agreement; and

          (g) in addition to other Contingent Obligations permitted hereunder, Contingent Obligations which do not exceed $1,000,000 in the aggregate at any one time outstanding.

     8.08 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, (ii) prepay or repay any principal of or make any payment of interest on, or redeem, or set aside any funds for the payment, prepayment or redemption of, or purchase or otherwise acquire any interest in, any Subordinated Debt or (iii) make any deposit for any of the foregoing purposes (each of (i), (ii) or (iii), a "Restricted Payment"); except that:

          (a) any Wholly-Owned Subsidiary may pay dividends and make distributions to the Company or to any other Wholly-Owned Subsidiary;

          (b) the Company and any Subsidiary may declare and make dividend payments, dividends or distributions payable in its common stock, or warrants to purchase its common stock, or splitups or reclassifications of its common stock into additional or other shares of its common stock, or conversions from one class of common stock into another or other distributions payable solely in its common stock;

          (c) The Company may, subject to the subordination provisions contained in the Subordinated Debt Indenture, make payments of interest accrued on the Subordinated Notes or other Subordinated Debt when due;

          (d) the Company may prepay, redeem or defease all of the principal amount of the Subordinated Notes with the proceeds of other Subordinated Debt incurred pursuant to Section 8.05(f) or with the proceeds from the issuance or sale of non-redeemable common stock subsequent to the date hereof (other than an issuance or sale to a Subsidiary or an employee stock ownership plan); and

          (e) the Company may make Restricted Payments, in an aggregate amount from and after the Closing Date not in excess of 50% of Consolidated Net Income of the Company and its Subsidiaries arising after January 1, 1993, and computed on a cumulative consolidated basis; provided that, immediately after giving effect to such proposed action (or in the case of dividends declared not earlier than 45 days prior to the payment thereof at the time of such declaration), no Default or Event of Default would exist.

     8.09 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and which could reasonably be expected to result in liability of the Company in excess of $5,000,000.

     8.10 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

     8.11 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company.

     8.12 Modifications, etc. of Subordinated Debt and Related Documents. The Company will not

          (a) consent to any increase of the interest rate applicable to, or any amendment of any subordination or sinking fund provisions or terms of required repayment or redemption contained in or applicable to, any Subordinated Debt or any Guaranty thereof (except any extension in time of any such sinking fund provision or term of required prepayment or redemption), or

          (b) consent or agree to any amendment, supplement or waiver to the Subordinated Debt Indenture, the Subordinated Notes or any instruments executed pursuant thereto or any other Subordinated Debt which increase materially the obligations (payment or otherwise) of or burdens upon the Company thereunder or supplements the rights or the holders of the Subordinated Notes (including without limitation in connection with any Guaranty by any Subsidiary thereunder) or the holders of such other Subordinated Debt in a manner detrimental to the Banks.


     8.13 Sale-Leasebacks. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, lease any property as lessee in connection with a Sale and Leaseback Transaction entered into after the Closing Date.

     8.14 No Negative Pledges; Subsidiary Payments. The Company will not, and will not permit any of its Subsidiaries (other than Foreign Subsidiaries in connection with the financings contemplated by Section 8.05(g)) to enter into or suffer to exist any agreement (excepting this Agreement and any Instrument executed pursuant hereto and the Subordinated Debt Indenture or any other agreement evidencing Subordinated Debt) (a) prohibiting the creation or assumption of any security interest upon its properties or assets, whether now owned or hereafter acquired or (b) which would restrict the ability of any Subsidiary to pay or make dividends or distributions, in cash or kind, or to make loans, advances or other payments of whatsoever nature, or to make transfers or dispositions of all or part of its assets, in each case to the Company; provided, however, in the case of a consensual Lien on assets or property that is permitted pursuant to Section 8.01, the Lien holder may, solely with respect of the assets or property to which such Lien attaches, contract for and receive a negative pledge with respect thereto and the proceeds and products thereof.

     8.15 Foreign Operations. The Company will not permit more than 30% of its consolidated total assets to be held by Foreign Subsidiaries or otherwise located outside of the United States.

     8.16    Financial Covenants

          (a)      Fixed Charge Coverage Ratio.   For the period of four
consecutive fiscal quarters ending on the last day of each fiscal quarter, the Company shall not permit the ratio of (i)

EBITDA less Capital Expenditures plus Consolidated Rental Expense, in each case for such four fiscal quarter period to (ii) Consolidated Fixed Charges for such period to be less than 1.25:1.0.

          (b)      Leverage Ratio.  The Company shall not permit the ratio of
(a) Funded Debt to (b) Total Capitalization of the Company at the end of any fiscal quarter to exceed 70%.

          (c) Funded Debt to EBITDA. The Company shall not permit the Funded Debt to EBITDA Ratio as of the last day of any fiscal quarter ending within the periods set forth below to exceed the applicable ratio set forth below:


  PERIOD                                                MAXIMUM RATIO
  ------                                                -------------
  Closing Date - 9/30/98                                3.50 to 1.0
  12/31/98 - 9/30/99                                    3.25 to 1.0
  12/31/99 and thereafter                               3.00 to 1.0


                                   ARTICLE IX

                               EVENTS OF DEFAULT

     9.01 Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or any amount of interest on any Bid Loan, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement (i) contained in Sections 8.01, 8.04, 8.05 or
8.07 and such failure continues unremedied for five Business Days or (ii) contained in any of Section 7.03(a) or 7.12 or in any other provision of Article VIII; or

          (d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

          (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $5,000,000; or

          (f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA. (i) An ERISA Event or Events shall occur with respect to one or more Pension Plans or Multiemployer Plans which has resulted in liability of the Company under Title IV of ERISA to such plans or the PBGC in an aggregate amount in excess of $5,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or
(iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

          (i) Monetary Judgments. One or more non-interlocutory judgments, non- interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

          (j)      Change of Control.  There occurs any Change of Control; or

          (k) Guarantor Defaults. Any Subsidiary Guarantor fails in any material respect to perform or observe (after giving effect to any applicable grace period set forth therein) any term, covenant or agreement in the Subsidiary Guaranty Agreement; or the Subsidiary Guaranty Agreement is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Subsidiary Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to any Subsidiary Guarantor; or

          (l) Invalidity of Subordination Provisions. The subordination provisions of the Subordinated Notes or any agreement or instrument governing any other Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

     9.02 Remedies. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence and during the continuance of any Event of Default specified in subsection (f) or (g) of Section 9.01 with respect to the Company, the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank. In addition, following the occurrence and during the continuance of an Event of Default, so long as any Letter of Credit has not been fully drawn and has not been canceled or expired by its terms, upon demand by the Agent at the request of the Majority Banks, the Company shall Cash Collateralize the dollar amount of the aggregate undrawn amount of all Letters of Credit. Such funds shall be promptly applied by the Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Letters of Credit. Such funds, if any, remaining following the payment of all Obligations in full or the earlier termination of all Events of Default shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Company.

     9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                   THE AGENT

     10.01 Appointment and Authorization; "Agent". Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.04   Reliance by Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or all of the Banks, as may be required) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities (excluding any losses suffered by the Agent as a result of the Borrower's failure to pay fee owing to the Agent); provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or







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legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     10.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     10.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent and the Company, to deliver to the Agent and the Company:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;





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               (ii)  if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Bank agrees to promptly notify the Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent and the Company will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent or the Company may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent or the Company, then the Agent or the Company may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent or the Company did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent or the Company of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent and the Company fully for all amounts paid, directly or indirectly, by the Agent or the Company as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts







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payable to the Agent or the Company under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                                   ARTICLE XI

                                 MISCELLANEOUS

     11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company or any Subsidiary Guarantor, as applicable, and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

          (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest (other than interest payable solely as a result of Section 2.12(c)), fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest (other than interest payable solely as a result of Section 2.12(c)) specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

          (e) release (other than a release provided for in the last paragraph of Section 8.02) any Subsidiary Guarantor from the Subsidiary Guaranty Agreement; or

          (f)      amend the definition of "Majority Banks" , this Section, or
Section 2.16, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters







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may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     11.02   Notices.

          (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or X to the Agent shall not be effective until actually received by the Agent.

          (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.04   Costs and Expenses.  The Company shall:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent promptly after demand (subject to subsection 5.01(f)) for all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or






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modification to (in each case, whether or not consummated), this Agreement, any
Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Agent with respect thereto; and

          (b) pay or reimburse the Agent, the Arranger and each Bank promptly after demand (subject to subsection 5.01(f)) for all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any Offshore Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.






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     11.07   Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     11.08   Assignments, Participations, etc.

          (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit
11.08 ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto. Unless the Company shall otherwise agree, the Agent shall not deliver any new Notes






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executed by the Company unless the Agent shall have received the old Notes to be replaced or customary indemnification in favor of the Agent and the Company with respect to lost or destroyed notes. Such old Notes shall be promptly returned to the Company.

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank or Designated Bidder (the "Originator") hereunder and under the other Loan Documents; provided, however, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank or Designated Bidder (as the case may be) hereunder.
Notwithstanding the immediately preceding sentence, all amounts payable by the Company or any Subsidiary under this Agreement and each other Loan document shall be determined as if no such participation had been sold.

          (e) Notwithstanding any other provision in this Agreement, any Bank or Designated Bidder may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law. Notwithstanding any such pledge, such Bank shall remain liable to the Company and the Issuing Bank as if such pledge had not been made. In the event of any enforcement or proposed enforcement of such pledge, the Company shall have the right to replace such Bank pursuant to the provisions of Section 4.08.

     11.09 Designated Bidders. Any Bank may designate one Designated Bidder to have a right to offer and make Bid Loans pursuant to Section 2.06; provided, however, that (i) each such Bank making any such designation shall retain the right to make Bid Loans, and (ii) the parties to each such designation shall execute and deliver to the Agent a Designation Agreement. Upon its receipt of an appropriately completed Designation Agreement executed by a designating Bank and a designee representing that it is a Designated Bidder, the Agent will accept such Designation Agreement and give prompt notice thereof to the Company, whereupon such designation of such Designated Bidder shall become effective and shall become a party to this Agreement as a "Designated Bidder."

     11.10 Confidentiality. Each Bank and Designated Bidder agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the







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confidentiality of all information identified as "confidential" or "secret"  by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary;
except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank or Designated Bidder, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank or Designated Bidder; provided, however, that any Bank or Designated Bidder may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank or Designated Bidder is subject or in connection with an examination of such Bank or Designated Bidder by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank, Designated Bidder or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's or Designated Bidder's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or Designated Bidder or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or Designated Bidder or such Affiliate; and (I) to its Affiliates, provided such Affiliate agrees to use such information solely in connection with this Agreement and agrees in writing to keep such information confidential.

     11.11 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank and Designated Bidder is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank or Designated Bidder to or for the credit or the account of the Company against any and all Obligations owing to such Bank or Designated Bidder, now or hereafter existing, irrespective of whether or not the Agent or such Bank or Designated Bidder shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank and Designated Bidder agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank or Designated Bidder; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.12 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, or other fee, or any other cost or expense (excluding Attorney Costs) due and payable to the Agent, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA






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to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     11.13 Notification of Addresses, Lending Offices, Etc. Each Bank and Designated Bidder shall notify the Agent in writing of any changes in the address to which notices to the Bank and Designated Bidder should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     11.14 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.15 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.16 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Designated Bidders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.17   Governing Law and Jurisdiction.

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON

CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     11.18 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS, THE DESIGNATED BIDDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.19 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

     11.20 Senior Debt. The Company represents and warrants that the Obligations hereunder constitute "Senior Indebtedness" under the "Bank Credit Agreement" as such terms are defined in the Subordinated Debt Indenture; provided, however, that if for any reason such Indebtedness or any portion thereof does not constitute such Senior Indebtedness under the Bank Credit Agreement, the Company, to such extent, hereby designates the Obligations hereunder as "Designated Senior Indebtedness" pursuant to the terms of the Subordinated Debt Indenture.

     11.21 Entire Agreement. This Agreement, together with the other Loan Documents supersedes the commitment letter dated June 4, 1996 from BofA and the Arranger and embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.


                                        IDEX CORPORATION


                                        By: Douglas C. Lennox
                                           ----------------------------------
                                        Title: Treasurer
                                              -------------------------------

                                        Copy to:
                                        Kohlberg Kravis Roberts & Co.
                                        9 West 57th Street
                                        New York, NY 10019
                                        Attention: Michael T. Tokarz


                                        BANK OF AMERICA ILLINOIS, AS AGENT


                                        By:    David A. Johanson
                                           ----------------------------------
                                               David A. Johanson

                                        Title: Vice President
                                              -------------------------------

                                        BANK OF AMERICA ILLINOIS, AS A BANK


                                        By:
                                           ----------------------------------

                                        Title:  Sr. V.P.
                                              -------------------------------

                                        BANK OF SCOTLAND


                                        By:   Catherine M. Oniffrey
                                           -----------------------------------
                                              Catherine M. Oniffrey

                                        Title: Vice President
                                              --------------------------------

                                         NATIONAL CITY BANK

                                         By:     Brian J. Cullina
                                               -----------------------------
                                                 Brian J. Cullina

                                         Title:  Vice President
                                               --------------------------

                                         PNC BANK, NATIONAL ASSOCIATION

                                         By:    Karen C. Brogan
                                               ------------------------------

                                         Title: Commercian Banking Officer
                                               ---------------------------

                                 UNION BANK OF CALIFORNIA, N.A.
                                 (SUCCESSOR IN INTEREST TO UNION BANK)

                                 By:    NanBrusati Dias
                                       ---------------------------------------

                                 Title: Vice President and District Manager
                                       ------------------------------------

                                         UNITED STATES NATIONAL BANK
                                         OF OREGON

                                         By:   Tom Lee
                                               -----------------------------

                                         Title: Vice President
                                               --------------------------

                                         THE HARRIS TRUST AND SAVINGS
                                         BANK CO.

                                         By:   Frank Pagura
                                               -----------------------------

                                         Title: V. P.
                                               --------------------------

                                SCHEDULE 2.01




                                 COMMITMENTS
                             AND PRO RATA SHARES







                                                            Pro Rata
                        Bank                   Commitment   Share
                        ----                   -----------  -----

               Bank of America Illinois       $ 66,000,000  26.4%
               PNC Bank, National Association   40,000,000  16.0%
               Harris Trust and Savings Bank    33,000,000  13.2%
               Union Bank of California, N.A.   33,000,000  13.2%
               U.S. National Bank of Oregon     33,000,000  13.2%
               National City Bank               30,000,000  12.0%
               Bank of Scotland                 15,000,000   6.0%
                                               -----------  -----
                 TOTAL                        $250,000,000  100%


                                 Schedule 6.05

                                   Litigation

                                     None.

                                 Schedule 6.07

                                     ERISA

                                     None.

                                 Schedule 6.11

                             Permitted Liabilities

                                     None.

                                 Schedule 6.12

                             Environmental Matters

                                     None.

                                 Schedule 6.14

                             Existing Subsidiaries


                                                Jurisdiction of
                                                Incorporation    Ownership
                                                ---------------  ---------

     IDEX Corporation                           Delaware          100%

     Band-It-IDEX, Inc.                         Delaware          100%
         Band-It Company, Ltd.                  Great Britain     100%
         Band-It Clamps (Asia) Pte. Ltd.        Singapore         90%

     Corken, Inc.                               Delaware          100%

     Hale Products, Inc.                        Pennsylvania      100%
         Hale Products Europe GmbH              Germany           100%
         Dunja Verwaltugsgesellschaft mbH       Germany           100%
              Lukas Hydraulik GmbH              Germany           100%
         Godiva Products Ltd.                   Great Britain     100%
              Seithal Limited                   Great Britain     100%
                   Godiva Group Limited         Great Britain     100%
                       Ginswat Ltd.             Hong Kong         100%

     Lubriquip, Inc.                            Delaware          100%
         KLS Lubriquip, Inc.                    Wisconsin         100%

     Micropump, Inc.                            Delaware          100%
         MM Holding Co.                         Delaware          100%
              Consis, LLC (50% owned)           Washington        100%
         Micropump Limited                      Great Britain     100%

     Pulsafeeder, Inc.                          Delaware          100%
         Pulsafeeder Pte Ltd.                   Singapore         100%

     Signfix Holdings Limited                   Great Britain
         Signfix Limited                        Great Britain
              Tespa France SARL                 France
              Tespa GmbH                        Germany

     Strippit, Inc.                             Delaware          100%
         Strippit S.A.                          France            100%
         Strippit Ltd.                          Great Britain     100%

     Vibratech, Inc.                            Delaware          100%

     Viking Pump, Inc.                          Delaware          100%
         Viking Pump International, Inc.        Delaware          100%
         Viking Pump (Europe) Ltd.              Ireland           100%
         Johnson Pump (UK) Ltd.                 Great Britain     100%
         Viking Pump of Canada Inc.             Ontario           100%
              Atlas Pump and Machine Co., Inc.  Ontario

     Warren Rupp, Inc.                          Delaware          100%
         Warren Rupp (Europe) Ltd.              Ireland           100%

     IDEX Foreign Sales Corp.                   Barbados          100%



                              Dormant Corporations
                              --------------------

Name                               Parent                      Organized  Note
- ----                               ------                      ---------  ----

KLS International Corp.            Lubriquip, Inc.             Del.
Strippit International, Inc.       Strippit, Inc.              Del.
Hale Products International, Inc.  Hale Products, Inc.         U.S.V.I.
Hale Products Group, Ltd.          Godiva Products Ltd.        U.K.
Hale Products Europe Ltd.          Godiva Products Ltd.        U.K.
Hale Products U.K. Ltd.            Godiva Products Ltd.        U.K.
Godiva Emergency Products Ltd.     Seithal Ltd.                U.K.
Godiva Group Limited               Godiva Group Limited        U.K.
Trinity Hathaway Ltd.              Godiva Group Limited        U.K.

                                 Schedule 6.15

                               Insurance Matters

                                     None.

                                 Schedule 8.01

                                Permitted Liens

     1. Liens relating to a capital lease of Corken, Inc.'s office and manufacturing facility securing obligations in a principal amount not exceeding $3,000,000 under and pursuant to that certain Lease between Corken, Inc. and 3805 General Partnership dated as of August 28, 1990.

     2. Liens on certain assets of Pulsafeeder, Inc. in connection with an Industrial Revenue Bond securing obligations not exceeding $150,000.

                                 Schedule 8.04

                              Loans & Investments

     1. 50% interest in Consis L.L.C. owned by M.M. Holding Co. currently carried on the financial statements at $268,000.

                                 Schedule 8.05

                             Permitted Indebtedness

     1. Capital lease obligations of Corken, Inc.'s in connection with the lease of its office and manufacturing facility in a principal amount not exceeding $3,000,000 under and pursuant to that certain Lease between Corken, Inc. and 3805 General Partnership dated as of August 28, 1990.

     2. Indebtedness of Pulsafeeder, Inc. in connection with an Industrial Revenue Bond in a principal amount not exceeding $150,000.

     3. Indebtedness of Dunja Verwaltugsgesellschaft mbH in connection with a credit facility with Bank of America NT & SA (Frankfurt Branch) ("BofA Frankfurt") in an aggregate principal amount not exceeding DM52,500,000, as described in that certain letter agreement dated September 29, 1995 from BofA Frankfurt.

     4. Guaranty of IDEX Corporation in connection with the Indebtedness described in item 3 above.

                                 Schedule 8.07

                             Contingent Obligations

     1.  Guaranty of IDEX Corporation described in item 4 of Schedule 8.05.

                                 SCHEDULE 11.02


                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES



BANK OF AMERICA ILLINOIS, as Agent

Bank of America Illinois
Attention: David Graham, Vice President
Telephone:  (312) 828-7933
Facsimile:  (312) 974-9102



AGENT'S PAYMENT OFFICE:

231 South LaSalle St.
8th Floor
Chicago, Illinois 60697



BANK OF AMERICA ILLINOIS, as a Bank

Domestic and Offshore Lending Office:

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America Illinois
Attention: Eileen Sachanda
2850 West Golf Road
Rolling Meadows, Illinois 60008

BANK OF SCOTLAND

181 West Madison Street
Suite 4710
Chicago, Illinois 60602
Attn:  Colin Ferguson, Vice President
Telephone: (312) 263-4054
Facsimile: (312) 263-1143



HARRIS TRUST AND SAVINGS BANK

111 West Monroe Street
Chicago, Illinois 60690
Attn:  Frank Pagura, Vice President
Telephone: (312) 461-2781
Facsimile: (312) 987-4856



NATIONAL CITY BANK

National City Center
1900 East 9th Street
Cleveland, Ohio 44114-3484
Attn:  Brian Cullina, Vice President
Telephone: (216) 575-2822
Facsimile: (216) 575-9396



PNC BANK, NATIONAL ASSOCIATION

500 West Madison Street
Suite 3140
Chicago, Illinois 60661
Attn:  Karen Brogan, Commercial Banking Officer
Telephone: (312) 906-3457
Facsimile: (312) 906-3420

UNION BANK OF CALIFORNIA

350 California Street
San Francisco, California 94104
Attn:  Nan Brusati Dias, Multinational Department
Telephone: (415) 705-7050
Facsimile: (415) 705-7046



UNITED STATES NATIONAL BANK OF OREGON

555 Southwest Oak Street
PL-4
Portland, Oregon 97204
Attn:  Thomas Lee, Vice President
Telephone: (503) 275-6381
Facsimile: (503) 275-4267

                                 EXHIBIT 1.01A

                                    FORM OF
                     AMENDED AND RESTATED PLEDGE AGREEMENT

         This Amended and Restated Pledge Agreement (as amended, restated, supplemented, renewed or otherwise modified from time to time, this "Agreement") is entered into as of July 17, 1996, by IDEX Corporation, a Delaware corporation (the "Company"), and any Subsidiary which may hereafter become a party hereto in accordance with Section 6.5 hereof (each a "Pledgor" and collectively, the "Pledgors"), in favor of Bank of America Illinois, as Agent (in such capacity, the "Agent") for itself and the financial institutions from time to time party to the Credit Agreement described below (the "Banks").

                                   RECITALS:

         A. The Company, the Agent and the Banks entered into that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996. The Third Amended and Restated Credit Agreement as now in effect or hereafter extended, renewed, modified, supplemented, amended or restated is hereinafter called the "Credit Agreement".

         B. The Banks are willing to continue to make certain Loans to the Company and the Issuing Bank is willing to continue to issue Letters of Credit for the account of the Company as provided in the Credit Agreement on the condition (among others) that the Pledgors enter into this Agreement.

         C. The Company has previously entered into pledges (See Recital D below) pursuant to that certain Credit Agreement, among the Company, Agent and various banking institutions, dated January 22, 1988 (herein, as amended by the First Amendment dated as of May 22, 1989, a Letter Agreement dated as of May 7, 1991, the Amended and Restated Credit Agreement dated as of May 4, 1992, the Second Amended and Restated Credit Agreement dated as of January 29, 1993, which in turn was amended by the First Amendment dated as of May 23, 1994, the Second Amendment dated as of October 24, 1994, the Third Amendment dated as of February 28, 1995, the Fourth Amendment dated November 1, 1995 and the Fifth Amendment dated December 22, 1995), and such pledges are hereby deemed to be amended and restated by this Agreement.

         D. The Company is party to that certain Senior Pledge Agreement, dated January 22, 1988, by and between the Company and Bank of America Illinois (successor to Continental Illinois National Bank and Trust Company of Chicago). That certain Senior Pledge Agreement was subsequently amended on the following dates: May 7, 1991, May 4, 1992, October 24, 1994, and November 1, 1995.
Pursuant to these amendments, capital stock and intercompany notes of the following subsidiaries were pledged by the Company: Corken, Inc. (successor to CIC Acquisition Corp.); Pulsafeeder, Inc. (successor to PLF Acquisition Corporation and MCL Acquisition

Corporation); Hale Products, Inc.; and Micropump, Inc. The foregoing Senior Pledge Agreement, as amended, is hereinafter referred to as the "Original Pledge Agreement".

         E. In order to induce the Banks to continue to make such Loans available to the Company and to induce the Issuing Bank to continue to issue such Letters of Credit for the account of the Company, and for other valuable consideration, the Company is required to execute and deliver this Agreement and to grant to Agent under this Agreement a continuing Security Interest in

                 (1)      all Pledged Notes; and

                 (2)      all Pledged Shares.

         F. Pledgor hereby agrees that the Original Pledge Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Agent" shall have the meaning provided in the preamble hereto.

         "Banks" shall have the meaning provided in the preamble hereto.

         "Company"shall have the meaning provided in preamble hereto.

         "Collateral" shall have the meaning provided in Section 2.1 below.

         "Credit Agreement" shall have the meaning provided in Recital A hereto.

         "Default" shall mean any Event of Default or any event or condition which, with notice or lapse of time or both, would constitute an Event of Default.

         "Distributions" shall mean all stock dividends, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions on or with respect to any shares of capital stock whether similar or dissimilar to the foregoing but shall not mean Dividends as that term is defined herein.

         "Dividends" shall mean cash dividends and cash distributions made out of capital surplus.

         "Instrument" shall mean any document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any security interest is granted or perfected.

         "Instrument executed pursuant hereto" and similar terms shall mean the Pledged Notes and each Instrument executed and delivered by the Company or any Subsidiary pursuant to this Agreement, whether or not mentioned herein.

         "Intercompany Note" means a promissory note from a Subsidiary of the Company to the Company in a form satisfactory to Agent and required to be pledged pursuant to the Agreement.

         "Note" shall mean any promissory note of the Company executed and delivered pursuant to the Credit Agreement to evidence any Loans made thereunder and any other promissory note of the Company accepted by any Bank in substitution or replacement therefor.

         "Obligations" shall have the meaning ascribed to it in the Credit Agreement.

         "Pledged Notes" shall mean all Intercompany Notes either in the form as they currently exist and hereafter substantially in the form of Exhibit A (with only such changes as are agreed to by the Agent) indentified on Schedule I attached hereto (as the same may be amended from time to time) which are now being delivered by the Company to Agent or may from time to time hereafter be delivered by the Company or any Subsidiary for the purpose of pledge under this Agreement.

         "Pledged Property" shall mean the Pledged Notes and/or the Pledged Shares.

         "Pledged Shares" shall mean the certificates representing the shares of the capital stock as identified on Schedule II attached hereto (as the same may be amended from time to time) which are now being delivered by the Company to Agent or may from time to time hereafter be delivered by the Company or any Subsidiary for the purpose of pledge under this Agreement.

         "Pledgor" shall have the meaning provided in the preamble hereto.

         "Ratably" or "Ratable Distribution" shall mean, in the context of a distribution of Collateral or a distribution of proceeds of any of the Collateral, an allocation of such moneys among the Banks pro rata in accordance with their respective proportion of the aggregate dollar amount of the obligations to which the distribution is being applied.

         "Security Instrument" shall mean any security agreement, chattel mortgage, assignment, financing or similar statement or notice, continuation statement, other agreement or Instrument, or amendment or supplement to any thereof, providing for, evidencing or perfecting any Security Interest.

         "Security Interest" shall mean any interest in any real or personal property or fixture which secures payment of performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other Security Interest of any kind, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise.

         1.2. Credit Agreement Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings given to such terms from time to time in the Credit Agreement. References to the Banks or any Bank herein shall include the Issuing Bank in its capacity as a Bank and as Issuing Bank.

         1.3. References to Parties. References to any party in this Agreement shall include its permitted successors and assigns.

                                   ARTICLE II
                                     PLEDGE

         2.1. Grant of Security Interest. As security for payment of all Obligations of such Pledgor, each Pledgor hereby ratifies and confirms its pledge and grant of a security interest pursuant to the Original Pledge Agreement and hereby pledges, assigns and transfers to Agent and grants to Agent a continuing security interest in and to the Pledged Property, whether now or hereafter delivered by such Pledgor to Agent, together with all Dividends, Distributions, interest and other payments and rights with respect thereto and all proceeds of any of the foregoing (all of the items referred to in this Section 2.1 being herein called the "Collateral"). Any Pledged Notes delivered by each Pledgor to Agent which, notwithstanding any applicable requirement of this Agreement or the Credit Agreement, were not endorsed by each Pledgor to the order of Agent, and upon the occurrence of any Event of Default any other Collateral delivered by each Pledgor to Agent which was not endorsed by each Pledgor to the order of Agent, may be so endorsed by Agent on behalf of each Pledgor.

         All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof or thereof, shall, to the extent lawful, become a part of the Obligations secured hereby.

         2.2.  Release of Pledged Property.

                 (a) In the event that each Pledgor, to the extent permitted under the Credit Agreement, disposes of all Pledged Shares issued by any Subsidiary or any Subsidiary disposes of all or substantially all of its assets then, upon the occurrence of such disposition and each Pledgor's prepayment of such amounts, if any, then required by the Banks to be paid on the Obligations, the Pledged
         Note issued by such Subsidiary and/or, if applicable, the Pledged Shares issued by such Subsidiary, shall cease to be Pledged Property and shall be released by the Agent to each Pledgor. Any such release may occur pursuant to an escrow or other arrangement for a concurrent disposition and release.

                 (b) In the event that any Dividend is paid on any Pledged Shares or any interest or principal is paid on any Pledged Notes at a time when no Default of the nature referred to in clauses (f) or (g) of Section 9.01 of the Credit Agreement and no Event of Default has occurred and is continuing and the proceeds thereof are not applied to any of the Obligations, such Dividend or interest or principal shall thereupon cease to be Pledged Property and shall be deemed to be released by Agent to each Pledgor.

                                  ARTICLE III
                              CERTAIN UNDERTAKINGS

         3.1.  Payments of Pledged Notes.  Subject to the restrictions of
Section 3.3 below, any Subsidiary which is obligated under any Pledged Note may prepay such Pledged Note in whole or in part without premium or penalty.

         3.2. Quarterly Reports. Each Pledgor shall provide each Bank, as part of the financial information delivered quarterly pursuant to clause (b) of
Section 7.01 of the Credit Agreement (commencing with the fiscal quarter ending June 30, 1996), a schedule, in form satisfactory to each Bank, setting forth as to each Pledged Note on the last day of the fiscal quarter for which such information is delivered:

                 (a)      its maker, date and original principal amount;

                 (b) its actual outstanding principal amount on the last day of such fiscal quarter; and

                 (c) the amount of all prepayments of such Pledged Note made during such quarter.

         3.3. Additional Undertakings. Except in connection with any action permitted by Section 2.2, each Pledgor will not, without the prior written consent of Agent,

                 (a) enter into any agreement amending, supplementing or waiving any provision of any Pledged Note or compromising or releasing or extending the time for payment of any obligation of the maker thereunder; or

                 (b) take or omit to take any action the taking or omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note.

                                   ARTICLE IV

                                WARRANTIES, ETC.

         Each Pledgor represents and warrants unto Agent and each Bank that at the date of each pledge hereunder by each Pledgor to Agent of any Pledged Property,

                 (a) Each Pledgor is or will then be the lawful owner of, and has or will have good and marketable title to (and has or will have full right and authority to pledge and assign), such Pledged Property, free and clear of all liens or encumbrances except any lien or security interest granted pursuant hereto in favor of Agent or otherwise permitted by the Credit Agreement;

                 (b) the Pledged Notes then pledged hereunder are in full force and effect and are enforceable in accordance with their respective terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally and general principles of equity;

                 (c) the pledge of the Pledged Property then pledged hereunder is effective to create a valid first lien on and a first perfected security interest in such Pledged Property;

                 (d) in the case of any Pledged Shares, all of such Pledged Shares have been duly and validly issued, are fully paid and non-assessable; and

                 (e) the Pledged Shares constitute the percentage of the shares of capital stock of the Domestic Subsidiaries specified on
         Schedule II hereto or in the supplement pursuant to which such shares have been pledged.

                                   ARTICLE V
                      BENEFIT OF PLEDGED SECURITIES, ETC.

         5.1. Protect Collateral. Except in connection with any action permitted by Section 2.2, each Pledgor will not sell, assign, transfer, pledge or encumber in any other manner the Collateral (except in favor of Agent hereunder). Each Pledgor will warrant and defend the right and title herein granted unto Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever except as permitted by the Credit Agreement.

         5.2. Stock Powers, Endorsements, etc. Each Pledgor agrees that all Pledged Notes delivered by each Pledgor pursuant to this Agreement will be duly endorsed by each Pledgor to the order of Agent and that all Pledged Shares delivered by each Pledgor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers. Each Pledgor will, from time to time, upon request of Agent, promptly execute such endorsements and deliver to Agent such stock powers and similar documents, satisfactory in form and substance to Agent, with respect to the Collateral as Agent may reasonably request and will, from time to time, upon request of Agent, after the occurrence and during the continuance of any Event of Default, promptly transfer any shares which are part of the Collateral into the name of any nominee designated by Agent.

         5.3.  Certain Other Agreements Regarding Collateral.  Subject to
Section 2.2, each Pledgor will, at all times, keep pledged to Agent pursuant hereto all of the Pledged Notes, all Distributions, all shares of capital stock of each Domestic Subsidiary that is a Material Subsidiary existing as of the date hereto and each Domestic Subsidiary which becomes a Material Subsidiary after the date hereof, and 65% of shares of capital stock of each direct Foreign Subsidiary which becomes a Material Subsidiary after the date hereof, and all other securities, instruments and rights from time to time received by or distributable to each Pledgor in respect of any Collateral.

         Each Pledgor agrees to deliver (properly endorsed where required hereby or requested by Agent) to Agent:

                 (a) after, but not prior to, the time that any Default of the nature referred to in clause (f) or (g) of Section 9.01 of the Credit Agreement or an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by each Pledgor and without any request therefor by Agent, all Dividends, all interest and other cash payments and all cash proceeds of the Pledged Property and other Collateral, all of which shall be held by Agent as additional Collateral for use in accordance with Section 5.5; and

                 (b)      after a Default of the nature referred to in clause
         (f) or (g) of Section 9.01 of the Credit Agreement or an Event of Default shall have occurred, promptly upon request of Agent, such proxies and other documents as may be necessary to allow Agent to exercise the voting power with respect to any share of capital stock included in the Collateral;

provided, however, that unless a Default of the nature referred to in clause
(f) or (g) of Section 9.01 of the Credit Agreement or an Event of Default shall have occurred and be continuing, each Pledgor shall, subject to Article III, be entitled:

                 (c) to exercise as it shall deem fit, but in a manner not inconsistent with the terms of the Credit Agreement, Loan Document, any Note or any Instrument executed pursuant thereto, the voting power and all other incidental rights of ownership with respect to any Pledged Shares or any Pledged Notes (subject to each Pledgor's obligation to deliver to Agent such capital stock and Subsidiary Notes in pledge hereunder); and

                 (d) to the prompt return from Agent of any and all such Dividends, all interest and other cash payments and all cash proceeds of the Pledged Property and other Collateral delivered to the Agent in accordance with clause (a) of Section 5.3 after payment in full of all Obligations then due or to become due within 30 days thereafter.

         All Dividends, Distributions, interest and payments which may at any time and from time to time be held by each Pledgor but which each Pledgor is then obligated to deliver to Agent, shall, until delivery to Agent, be held by each Pledgor separate and apart from its other property in trust for Agent.

         Agent agrees that unless an Event of Default shall have occurred and be continuing, Agent shall, upon the written request of each Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by each Pledgor which are necessary to allow each Pledgor to exercise voting power with respect to any share of capital stock included in the Collateral; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken by each Pledgor that would impair the Collateral or be inconsistent with or violate any provision of this Agreement, the Credit Agreement, Loan Documents, any Note or any Instrument executed pursuant to the Credit Agreement.

         5.4. Actions upon Event of Default. Whenever an Event of Default shall have occurred and be continuing, Agent shall have all rights and remedies of a secured party after default under the Uniform Commercial Code as in effect in the State of Illinois or other applicable law to the extent not inconsistent with all rights provided hereby. Any notification required by law of intended disposition by Agent of any of the Collateral shall be deemed reasonably and properly given if given at least 30 days before such disposition. Without limitation of the above, Agent may, upon direction of the Majority Banks, from time to time, before the Obligations shall be declared due and payable, but only if an Event of Default shall have occurred and be continuing, without prior notice to each Pledgor, take all or any of the following actions:

                 (a) transfer all or any part of the Collateral into the name of Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder;

                 (b) notify the parties obligated on any of the Collateral to make payment to Agent of any amount due or to become due thereunder;

                 (c) enforce collection of any of the Collateral by suit or otherwise;

                 (d) endorse any checks, drafts or other writings in each Pledgor's name to allow collection of the Collateral; and

                 (e)      take control of any proceeds of the Collateral.

Without limitation of the above, Agent may, upon direction of the Majority Banks, whenever an Event of Default shall have occurred and be continuing, and the Obligations shall have been declared immediately due and payable, without prior notice to each Pledgor, take all or any of the following actions:

                 (f) transfer all or any part of the Collateral into the name of Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder;

                 (g) notify the parties obligated on any of the Collateral to make payment to Agent of any amount due or to become due thereunder;

                 (h) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

                 (i) endorse any checks, drafts or other writings in each Pledgor's name to allow collection of the Collateral;

                 (j)      take control of any proceeds of the Collateral; and

                 (k) execute (in the name, place and stead of each Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         In furtherance of the foregoing, each Pledgor hereby irrevocably constitutes and appoints the Agent, as its true and lawful attorney-in-fact with full power and authority in the name and in the place and stead of each Pledgor, and in its own name, effective upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action (in law or in equity) which Agent may deem desirable to accomplish the purposes of this Agreement.

         Each Pledgor understands that compliance with the federal securities laws, applicable blue sky or other state securities laws or similar laws analogous in purpose or effect may strictly limit the course of conduct of Agent if Agent were to attempt to dispose of all or any part of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral may dispose of the same. Accordingly, each Pledgor agrees that IF ANY COLLATERAL IS SOLD AT ANY PUBLIC OR PRIVATE SALE, AGENT MAY ELECT TO SELL ONLY TO A BUYER WHO WILL GIVE FURTHER ASSURANCES, SATISFACTORY IN FORM AND SUBSTANCE TO AGENT, RESPECTING COMPLIANCE WITH THE REQUIREMENTS OF THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED; AND A SALE SUBJECT TO SUCH CONDITION SHALL BE DEEMED COMMERCIALLY REASONABLE. Without limiting the generality of the foregoing, the provisions of this paragraph would apply if, for example, Agent were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Collateral for its own account, or if Agent placed all or any part of the Collateral privately with a purchaser or purchasers.

         5.5. Application of Moneys. Any moneys received by Agent upon payment to it of any Collateral held by it or as proceeds of any of the Collateral may be applied by Agent to the payment of any expenses incurred by it in connection with the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses and all amounts payable by each Pledgor under Section 11.04 of the Credit Agreement. Any balance of such moneys so received by Agent shall be applied by Agent:

                 (a) first, Ratably, (i) to the unpaid interest (including, without limitation, post-petition interest) accrued and then due on all Notes (including any premium, if any, thereon), and
         (ii) to all unpaid closing, commitment and agents fees, if any, accrued and then due;

                 (b) second, Ratably among all holders of Notes on account of all principal of the Notes then due;

                 (c) third, if any Event of Default shall have occurred and be continuing, Ratably (i) to the unpaid interest accrued on all Notes not then due, (ii) to the outstanding principal amount of all Notes not then due, and (iii) to the payment in full of all other items which constitute Obligations under the definition thereof;

                 (d) fourth, if any Event of Default shall have occurred and be continuing and all items which constitute Obligations under the definition thereof, whether or not then due, shall have been paid in full, ratably to all other Obligations to any Bank then due; and

                 (e) fifth, if no Event of Default shall have occurred and be continuing or after payment in full of all Obligations and other obligations referred to above, to the payment to each Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such moneys.

                                   ARTICLE VI
                                 MISCELLANEOUS

         6.1. Obligations Not Affected. The obligations of each Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

                 (a) any amendment or modification or addition or supplement to the Credit Agreement, or any Instrument contemplated thereby or any assignment or transfer thereof, except amendments or modifications hereto effected in accordance with Section 6.5;

                 (b) any exercise, non-exercise or waiver by Agent or any Bank of any right, remedy, power or privilege under or in respect of this Agreement, the Credit Agreement or any Instrument executed pursuant hereto;

                 (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Credit Agreement or any Instrument executed pursuant hereto or any assignment or transfer of any thereof; or

                 (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like, of each Pledgor or any other Person, whether or not each Pledgor shall have notice or knowledge of any of the foregoing.


         6.2. Protection of Collateral. Agent may from time to time, at its option, perform any act which each Pledgor agrees hereunder to perform and which a Pledgor or Pledgors fails to perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default) and Agent may from time to time take any other action which Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein. Such Pledgor or Pledgors will, upon demand, repay to Agent all moneys advanced by Agent in connection with the foregoing, together with interest at a rate (or any maximum lesser rate permitted by applicable law) per annum equal to the sum of the Base Rate from time to time most recently announced by Agent plus 2%.

         6.3. Agent Not Responsible. Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; however, Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as a Pledgor or Pledgors reasonably request in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of Agent to comply with any such request shall at any time not in itself be deemed a failure to exercise reasonable care.

         6.4. Additional Pledges. If the Company or any Subsidiary hereafter incorporates, acquires or otherwise obtains a Domestic Subsidiary which is also a Material Subsidiary ("New Domestic Subsidiary"), then the Company shall pledge or shall cause such Subsidiary to pledge to Agent all of the New Domestic Subsidiary's Intercompany Notes, all of its Distributions, all of its shares of capital stock and all other securities, instruments and rights from time to time received by or distributable to each Pledgor in respect of any Collateral. In addition, if the Company or any Domestic Subsidiary hereafter incorporates, acquires or otherwise obtains a Foreign Subsidiary which is also a Material Subsidiary ("New Foreign Subsidiary"), then the Company shall pledge or shall cause such Subsidiary to pledge to Agent 65% of the shares of capital stock of such New Foreign Subsidiary and all other securities, instruments and rights from time to time received by or distributable to each Pledgor in respect of any Collateral. Upon the occurrence of any of the foregoing, the Company shall execute and deliver or shall cause its Subsidiary to execute and deliver a supplement to this Agreement in the form of Exhibit B (with only such changes thereto as are agreed to by the Agent), and in the case of the Company pledging shares of a New Domestic

Subsidiary or New Foreign Subsidiary, such shares shall be deemed to be Pledged Shares, and in the case of a new Subsidiary executing such supplement, such Person shall be deemed a Pledgor for all purposes hereunder.

         6.5. Successors and Assigns. This Agreement shall be binding upon each Pledgor and its successors and assigns and shall inure to the benefit of, and shall be enforceable by, the Agent and the Banks and their respective successors and assigns pursuant to the Credit Agreement.

         6.6. Further Assurances. Each Pledgor, jointly and severally, agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as the Agent may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent its rights, powers and remedies under this Agreement, the Credit Agreement or any other Loan Document.

         6.7. Loan Document. This Agreement is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the provisions of Sections 1.02 and 1.03 of the Credit Agreement shall apply to the interpretation and administration of this Agreement as if such provisions were incorporated herein, with all references to the "Agreement" in such Sections 1.02 and 1.03 being deemed to be references to this Amended and Restated Senior Pledge Agreement.

         6.8. Waivers; Writing Required. No delay or omission by the Agent or any Bank to exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Agreement must be in writing and signed by the Pledgors and the Agent, in accordance with the terms of Section 11.01 of the Credit Agreement.

         6.9. Remedies. All rights and remedies provided in this Agreement and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

         6.10. Costs and Expenses. Each Pledgor agrees to pay or reimburse the Agent and each Bank promptly after demand for all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement during the existence of an Event of Default or after acceleration of the Loans (including all costs and expenses incurred in connection with any "workout" or restructuring regarding amounts due under this Agreement, and including all costs and expenses incurred in any Insolvency Proceeding or appellate proceeding).

         6.11. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement referred to herein.

         6.12.  GOVERNING LAW AND JURISDICTION.

                 (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PLEDGORS, THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PLEDGORS, THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PLEDGORS, THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         6.13. WAIVER OF JURY TRIAL. THE PLEDGORS, THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PLEDGORS, THE COMPANY, THE BANKS, THE DESIGNATED BIDDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A

JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         6.14. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         6.15. Headings. Section and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         6.16. Entire Agreement. This Agreement (a) integrates all the terms and conditions mentioned herein or incidental hereto, (b) supersedes all oral negotiations and prior writings with respect to the subject matter hereof, and
(c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Agreement and as the complete and exclusive statement of the terms agreed to by the parties.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.



                                       IDEX CORPORATION

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                       Address:     630 Dundee Road, Suite 400
                                                    Northbrook, Illinois 60065

                                       Attention:
                                                    ---------------------------
                                       Facsimile No.:  (312) 498-3940





BANK OF AMERICA ILLINOIS,
as Agent


By:
   -----------------------------------
Title:
      --------------------------------

                                   SCHEDULE I

                                 PLEDGED NOTES


                                                            Principal Amount of
Subsidiary                            Date                   Intercompany Note
- ----------                         ----------                -----------------

Band-It-IDEX, Inc.                  10/24/94                   $18,411,086

Vibratech, Inc.                     10/24/94                   $11,506,929

Lubriquip, Inc.                     10/24/94                   $27,599,999

Strippit, Inc.                      10/24/94                   $15,342,572

Viking Pump, Inc.                   10/24/94                   $38,356,430

Warren Rupp, Inc.                   10/24/94                   $30,685,144

Corken, Inc.                        10/24/94                   $11,000,000

Pulsafeeder, Inc.                   10/24/94                   $56,000,000

Hale Products, Inc.                 10/24/94                   $70,000,000

Micropump, Inc.                     11/01/95                   $22,000,000



                                  SCHEDULE II

                                 PLEDGED SHARES


                                                                          Capital Stock
                                                                          -------------
Subsidiary Issuer                                           Number of Shares         Certificate Number
                                                            ----------------         ------------------

Band-It-IDEX, Inc.                                                  100                       2
         (f/k/a Houdaille Band-It, Inc. and
          f/k/a Band-It-Houdaille, Inc.)

Vibratech, Inc.                                                     100                       2
         (f/k/a Houdaille Hydraulics, Inc. and
          f/k/a Hydraulics-Houdaille, Inc.)

Lubriquip, Inc.                                                     100                       2
         (f/k/a Houdaille Lubriquip, Inc. and
          f/k/a Lubriquip-Houdaille, Inc.)

Strippit, Inc.                                                      100                       2
         (f/k/a Houdaille Strippit-DiAcro, Inc. and
          f/k/a Strippit-Houdaille, Inc.)

Viking Pump, Inc.                                                   100                       2
         (f/k/a Houdaille Viking Pump, Inc. and
          f/k/a Viking Pump-Houdaille, Inc.)

Warren Rupp, Inc.                                                   100                       2
         (f/k/a Houdaille Warren Rupp, Inc. and
          f/k/a Warren-Rupp-Houdaille, Inc.)

Corken, Inc.                                                        100                       2
         (f/k/a CIC Acquisition Corp.)

Pulsafeeder, Inc.                                                   100                       1
         (f/k/a PLF Acquisition Corporation)

Hale Products, Inc.                                                 100                       1
         (f/k/a Hale Fire Pump Company)

Micropump, Inc.                                                     100                       1
         (f/k/a MC Acquisition Corp.)


                                   EXHIBIT A

                           FORM OF INTERCOMPANY NOTE


         FOR VALUE RECEIVED, the undersigned, _____________________, a __________________ corporation ("Borrower"), promises to pay to the order of
__________________, a __________________ corporation ("Lender"), on the demand of the Lender (or immediately upon any acceleration described in the last paragraph of this Intercompany Note), the amount that has been advanced and is then outstanding hereunder, together with interest thereon as hereinafter set forth.

         This Intercompany Note is one of the Intercompany Notes referred to and defined in that certain Amended and Restated Pledge Agreement dated as of July 17, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement") by IDEX Corporation (together with its successors and assignors, "IDEX Corporation"), a Delaware corporation and certain of its subsidiaries (including Borrower), in favor of Bank of America Illinois, as Agent for the financial institutions from time to time party to that certain Credit Agreement referred to in the Pledge Agreement. Unless otherwise defined herein, each capitalized term used herein shall have the meaning assigned thereto in the Pledge Agreement or, if not defined therein, as defined in the Credit Agreement referred to in the Pledge Agreement.

         Borrower hereby expressly acknowledges and agrees that Lender may, pursuant to the terms of the Pledge Agreement, pledge all of its rights, title and interest hereunder to the Agent (as defined in the Pledge Agreement) for the benefit of the Agent and the Banks identified in the Pledge Agreement.

         This Intercompany Note is a note under which advances, repayments and new advances may be made from time to time, provided that Lender shall not be obligated to make any advance hereunder. Advances hereunder may be requested by Borrower orally or in writing.

         The principal balance of advances outstanding from time to time under this Intercompany Note shall bear interest at a per annum rate to be agreed by Lender and Borrower from time to time; interest shall be computed on a daily basis using a year of 365 or 366 days, as the case may be, and assessed for the actual number of days elapsed. Interest shall be payable in arrears with such frequency as agreed by Borrower and Lender from time to time, but in no event less frequently than quarterly, on the last day of each such period as so agreed by Borrower and Lender and otherwise on demand.

         If any payment hereunder is due and payable on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above.

         Any and all principal and interest not paid when due and owing under this Intercompany Note shall bear interest at a per annum rate equal to two percent (2.0%) plus the interest rate applicable hereunder on the date that such principal and/or interest is first due but not paid. If this Intercompany Note or any part of the indebtedness evidenced hereby is not paid when due, Borrower promises to pay all reasonable costs of collection, including, without limitation, Attorney Costs and all other reasonable expenses incurred by the holder hereof in connection therewith, whether or not suit is filed hereon.

         If any interest payable hereunder exceeds the maximum amount then permitted by applicable law, Borrower shall be obligated to pay the maximum amount then permitted by applicable law and Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest otherwise due hereunder (in the absence of such restraint imposed by applicable law) has been paid in full.

         Both the principal of and interest on this Intercompany Note are payable in lawful money of the United States of America to Lender, to such account as Lender may designate from time to time, in same day funds. At the time of each advance hereunder, and upon each repayment of amounts outstanding hereunder, Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in Lender's own books and records, in each case specifying the amount of such advance, the interest rate in effect from time to time hereunder and the amount of principal and interest paid, as the case may be; provided, that Lender's failure to make any such recordation or notation shall not affect the obligations of Borrower hereunder. Such records shall be prima facie evidence of the amount and timing of all advances, repayments and interest rate determinations.

         Presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

         THIS INTERCOMPANY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF ILLINOIS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Whenever possible each provision of this Intercompany Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Intercompany Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Intercompany Note.

         Whenever in this Intercompany Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Intercompany Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower.

         Immediately upon any acceleration of amounts owing by IDEX Corporation under the Credit Agreement or any of the other Loan Documents (whether as the result of a declaration by the Agent or the occurrence of an Event of Default described in clause (f) or (g) of Section 9.01 of the Credit Agreement), all principal, interest and other amounts owing hereunder shall become due and payable without the requirement of any acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has caused this Intercompany Note to be duly executed as of _________________.

                                        [BORROWER]

                                        By:
                                                 ---------------------------
                                        Name:
                                                 ---------------------------
                                        Title:
                                                 ---------------------------

                                   SCHEDULE A
                                       TO
                               INTERCOMPANY NOTE


                      SCHEDULE OF ADVANCES AND REPAYMENTS

                                   EXHIBIT B

                 FORM OF SUPPLEMENT TO THE AMENDED AND RESTATED
                            SENIOR PLEDGE AGREEMENT


                 This Supplement No. ___________ dated as of _______________
(this "Supplement") to the Pledge Agreement (as defined below) is by ____________________, a ___________________________ corporation (the
"Pledgor"), in favor of Bank of America Illinois, as Agent (as defined in the Pledge Agreement) under the Pledge Agreement for the benefit of the secured parties thereunder.


                                   RECITALS:


         A. IDEX Corporation, a Delaware corporation (the "Company"), the Agent and the Banks (as defined in the Pledge Agreement) entered into that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996. The Third Amended and Restated Credit Agreement as now in effect or hereafter extended, renewed, modified, supplemented, amended or restated is hereinafter called the "Credit Agreement".

         B. The Company is a party to that certain Amended and Restated Pledge Agreement dated as of July 17, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement") with Bank of America Illinois, as Agent for the financial institutions from time to time party to that certain Credit Agreement. Unless otherwise defined herein, each capitalized term used herein shall have the meaning assigned thereto in the Pledge Agreement or, if not defined therein, as defined in the Credit Agreement referred to in the Pledge Agreement.

         C. Pursuant to Section 6.4 of the Pledge Agreement, this Supplement is required to be executed and delivered to the Agent.

                 In consideration of the premises above and as set forth in the Pledge Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                         SUPPLEMENT TO PLEDGE AGREEMENT

                 1.1.  Supplement to Pledge Agreement.   In accordance with
Section 6.4 of the Pledge Agreement, Pledgor, by its execution and delivery of this Supplement, [INSERT THE FOLLOWING IF PLEDGOR IS NOT ALREADY A PARTY TO THE PLEDGE AGREEMENT:

becomes a party to the Pledge Agreement with the same force and effect as if originally named therein a "Pledgor", and Pledgor hereby (a) agrees to all the terms and provisions of the Pledge Agreement, (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof and (c) agrees that the Schedules hereto (which are designated as supplements to the corresponding Schedules to the Pledge Agreement) are hereby incorporated in their entirety into such corresponding Schedules to the Pledge Agreement. Each reference to a "Pledgor" in the Pledge Agreement shall be deemed to include the Pledgor. Each reference to "Pledged Notes", "Pledged Shares", and "Pledged Property" in the Pledge Agreement shall be deemed to include the Pledged Notes, Pledged Shares and Pledged Property pledged herein. All of the terms of the Pledge Agreement are hereby incorporated in their entirety.] [INSERT THE FOLLOWING IF PLEDGOR IS A PARTY TO THE PLEDGE AGREEMENT: Pledgor hereby (a) represents and warrants that the representations and warranties made by it as a Pledgor under the Pledge Agreement are true and correct in all material respects on and as of the date hereof and (b) agrees that the Schedules hereto (which are designated as supplements to the corresponding Schedules to the Pledge Agreement) are hereby incorporated in their entirety into such corresponding Schedules to the Pledge Agreement. Each reference to "Pledged Notes", "Pledged Shares", and "Pledged Property" in the Pledge Agreement shall be deemed to include the Pledged Notes, Pledged Shares and Pledged Property pledged herein.]

                 1.2. Additional Representations, Warranties and Covenants. Pledgor represents and warrants to the Agent and the Banks that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                                   ARTICLE II
                               SECURITY INTERESTS

                 2.1.   Grant of Security Interest.

                          (a)     As security for payment of all Obligations of
such Pledgor, [INSERT THE FOLLOWING IF PLEDGOR IS PARTY TO THE PLEDGE
AGREEMENT: each Pledgor hereby ratifies and confirms its pledge and grant of a security interest pursuant to the Pledge Agreement and] [INSERT THE FOLLOWING IF PLEDGOR IS NOT ALREADY A PARTY TO THE PLEDGE AGREEMENT: each Pledgor] hereby pledges, assigns and transfers to Agent and grants to Agent a continuing security interest in and to the shares of capital stock and/or promissory notes identified on Schedules I and II attached hereto together with all Dividends, Distributions, interest and other payments and rights with respect thereto and all proceeds of any of the foregoing (all of the items referred to in this Section 2.1 being herein called the "Collateral"). The parties agree that such capital stock and/or promissory notes shall be Pledged Shares or Pledged Notes pursuant to the Pledge Agreement and shall be subject to the terms and conditions of the Pledge Agreement.

                          (b)     All advances, charges, costs and expenses,
including reasonable attorneys' fees, incurred or paid by Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof or thereof, shall, to the extent lawful, become a part of the Obligations secured hereby.

                          (c)     The Pledged Notes listed on Schedule I hereto
and the certificates representing the Pledged Shares listed on Schedule II hereto shall be delivered to the Agent contemporaneously herewith together with appropriate undated note powers and stock powers duly executed in blank. Neither the Agent nor any Bank shall be obligated to preserve or protect any rights with respect to the Pledged Notes or the Pledged Shares or to receive or give any notice with respect thereto whether or not the Agent or any Bank (other than the Company) is deemed to have knowledge of such matters.

                          (d)     The assignments and security interests under
this Supplement granted to the Agent shall not relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Collateral pledged by it hereunder or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on the Agent to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or impose any liability on the Agent for any act or omission on the part of Pledgor relative thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Supplement, the Pledge Agreement or any other Loan Document, or in respect of the Collateral pledged by it hereunder or made in connection herewith or therewith. The obligations of Pledgor contained in this paragraph shall survive the termination of the Pledge Agreement and the discharge of Pledgor's other obligations thereunder.

                          (e)      Pledgor agrees, at its own expense, to
execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter to register, file or record in any and all appropriate governmental offices, any and all documents and instruments reasonably deemed by the Agent to be necessary or desirable for the creation and perfection of the foregoing security interests granted pursuant hereto. Pledgor further agrees to take all actions reasonably requested by the Agent (including, without limitation, the filing of UCC-1 financing statements) in connection with the granting of such security interests. Pledgor agrees to pay in full all taxes, fees and other charges payable in connection with the actions described in this clause (e).

                 2.2      Power of Attorney.   Pledgor hereby constitutes and
appoints the Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of a Default Event (in the name of Pledgor or otherwise), in the Agent's discretion, to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of the Pledge Agreement, which appointment as attorney is coupled with an interest.

                                  ARTICLE III
                                 MISCELLANEOUS

                 3.1. Miscellaneous Provisions. Each of the provisions set forth in Sections 6.1 through 6.17 (inclusive) of the Pledge Agreement is hereby incorporated by reference mutatis mutandis with the same effect as if such provisions had been set forth herein with each reference therein to "this Agreement" deemed to be a reference to "this Supplement" and each reference to a "Pledgor" deemed to be a reference to " Pledgor".


                            [SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. ____ to the Pledge Agreement to be duly and properly executed and delivered as of the date first written above.

                                         [PLEDGOR]


                                           By:
                                              ---------------------------------
                                           Title:
                                                 ------------------------------

                                         Address:    630 Dundee Road, Suite 400
                                                     Northbrook, Illinois 60065

                                         Attention:
                                                     --------------------------
                                         Facsimile No.:  (312) 498-3940



Agreed and Accepted:

BANK OF AMERICA ILLINOIS,
as Agent


By:
   ---------------------------------
Title:
      ------------------------------

                      SCHEDULE I (TO SUPPLEMENT NO. _____)

                                 PLEDGED NOTES

                     SCHEDULE II (TO SUPPLEMENT NO. _____)

                                 PLEDGED SHARES

                                 EXHIBIT 1.01B

                                    FORM OF
               AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

         This Amended and Restated Subsidiary Guaranty (as amended, restated, supplemented, renewed or otherwise modified from time to time, this "Guaranty") is entered into as of July 17, 1996, by each of the undersigned corporations and each Person that becomes a party hereto in accordance with Section 4.6 hereof (each a "Guarantor" and collectively, the "Guarantors"), in favor of Bank of America Illinois, as Agent for itself (in such capacity, the "Agent") and the financial institutions from time to time party to the Credit Agreement described below (the "Banks").

                                   RECITALS:

         A. IDEX Corporation, a Delaware corporation (the "Company"), the Agent and the Banks entered into that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996. The Third Amended and Restated Credit Agreement as now in effect or hereafter extended, renewed, modified, supplemented, amended or restated is hereinafter called the "Credit Agreement".

         B. The Banks are willing to make certain Loans to the Company and the Issuing Bank is willing to issue Letters of Credit for the account of the Company as provided in the Credit Agreement on the condition (among others) that the Guarantors enter into this Guaranty.

         C. Each Guarantor has previously entered into guaranties (See Recital D below) pursuant to that certain Credit Agreement, among the Company, Agent and various banking institutions, dated January 22, 1988 (herein, as amended by the First Amendment dated as of May 22, 1989, a Letter Agreement dated as of May 7, 1991, the Amended and Restated Credit Agreement dated as of May 4, 1992, the Second Amended and Restated Credit Agreement dated as of January 29, 1993, which in turn was amended by the First Amendment dated as of May 23, 1994, the Second Amendment dated as of October 24, 1994, the Third Amendment dated as of February 28, 1995, the Fourth Amendment dated November 1, 1995 and the Fifth Amendment dated December 22, 1995), and such guaranties are hereby deemed to be amended and restated by this Guaranty.

         D. Each Guarantor has previously entered into the following respective guaranties: Guaranty Agreement, dated January 22, 1988, entered into by Lubriquip, Inc. (successor to Lubriquip-Houdaille, Inc.), Warren Rupp, Inc. (successor to Warren Rupp-Houdaille, Inc.), Viking Pump, Inc. (successor to Viking Pump-Houdaille, Inc.), Vibratech, Inc. (successor to Hydraulics-Houdaille, Inc.), Band-It-IDEX, Inc. (successor to Band-It-Houdaille, Inc.), Strippit, Inc. (successor to Strippit-Houdaille, Inc.); Guaranty Agreement, dated May 7, 1991, entered into by Corken, Inc. (successor to CIC Acquisition Corp.); Guaranty Agreement, dated May 4, 1992, entered into by Pulsafeeder, Inc. (successor to PLF Acquisition Corporation and MCL Acquisition Corporation); Guaranty Agreement, dated October 24, 1994, entered into by Hale Products, Inc.; Guaranty Agreement, dated November 1, 1995, entered into by Micropump, Inc.; and the Guaranty

Agreement, dated December 22, 1995, entered into by Dunja
Verwaltungsgesellschaft mbH. All of the foregoing guaranty agreements collectively referred to as the "Original Guaranty Agreements".

         E. Each Guarantor, as a wholly-owned Subsidiary of the Company, will derive continuing, substantial and direct benefits (which benefits are hereby acknowledged by the Guarantors) from the Loans and the Letters of Credit and other benefits to be provided to the Company under the Credit Agreement.

         F. In order to induce the Banks to continue to make such Loans available to the Company and to induce the Issuing Bank to issue such Letters of Credit for the account of the Company, and for other valuable consideration, the Guarantors hereby agree that the Original Guaranty Agreements are hereby amended and restated in their entirety as follows:

         1. Definitions. Unless otherwise defined herein, capitalized terms used in this Guaranty have the meanings given to such terms from time to time in the Credit Agreement. References to the Banks or any Bank herein shall include the Issuing Bank in its capacity as a Bank and as Issuing Bank.

         2.      Guaranty.

                 2.1      Guaranty.   Each Guarantor hereby irrevocably,
absolutely and unconditionally jointly and severally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Obligations, including (a) Obligations in respect of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or the operation of Sections 502(b) and 506(b) of the Bankruptcy Code and (b) Obligations to deliver and pledge cash collateral upon certain events. This Guaranty constitutes a guarantee of payment and performance when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Agent or any Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of such Guarantor hereunder. The Agent or any Bank may permit the indebtedness of the Company to the Agent or any Bank to include indebtedness other than the Obligations and may apply any amounts received from any source, other than from the Guarantors, to that portion of the Company's indebtedness to the Agent or any Bank which is not a part of the Obligations.

                 2.2 Obligations Independent. The obligations hereunder are independent of the obligations of the Company, and a separate action or actions may be brought and prosecuted against the Guarantors whether action is brought against the Company or whether the Company be joined in any such action or actions.

                 2.3 Authorization of Renewals, Etc. Each Guarantor authorizes the Agent and each Bank without notice or demand and without affecting its liability hereunder, from time to time:

                          (a) to renew, compromise, extend, accelerate or otherwise change the time for payment, or otherwise change the terms, of the Obligations, including any increase or decrease of the rate of interest thereon, or otherwise change the terms of the Credit Agreement or any other Loan Document;

                          (b) to receive and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                          (c) to apply such security and direct the order or manner of sale thereof as the Agent, or any Bank, as the case may be, in its or their discretion may determine; and

                          (d) to release or substitute any one or more of any endorsers or guarantors of the Obligations.

Each Guarantor further agrees the performance or occurrence of any of the acts or events described in clauses (a), (b), (c) and (d) above with respect to indebtedness or other obligations of the Company, other than the Obligations, to the Agent or any Bank, shall not affect the liability of such Guarantor hereunder.

                 2.4 Waiver of Certain Rights. Each Guarantor waives any right to require the Agent or any Bank:

                          (a)     to proceed against the Company or any other
         Person;

                          (b) to proceed against or exhaust any security for the Obligations or any other indebtedness of the Company to the Agent or any Bank; or

                          (c) to pursue any other remedy in the Agent's or any such Bank's power whatsoever.

                 2.5 Waiver of Certain Defenses. Each Guarantor waives any defense arising by reason of any disability or other defense of the Company, or the cessation from any cause whatsoever of the liability of the Company, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause, or any claim that such Guarantor's obligations exceed or are more burdensome than those of the Company.

                 2.6 Waiver of Presentments, Etc. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations or any other indebtedness of Company to the Agent or any Bank.

                 2.7 Information Relating to Company. Each Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Company such information concerning the Company's financial condition or business operations as such Guarantor may require and that neither the Agent nor any Bank has any duty at any time to disclose to any Guarantor any information relating to the business operations or financial condition of the Company.

                 2.8 Right of Set-off. In addition to any rights and remedies of the Banks provided by law, if any Guarantor has failed to make any payment due hereunder upon demand, each Bank is authorized at any time and from time to time, without prior notice to such Guarantor, any such notice being waived by such Guarantor to the fullest extent permitted by law, to set-off and apply any and all Guarantor deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of such Guarantor against any and all obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document, irrespective of whether or not the Agent or such Bank shall have made demand under this Guaranty or any other Loan Document and although such obligations may be contingent or unmatured. Each Bank agrees promptly to notify such Guarantor and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 2.8 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                 2.9 Reinstatement of Guaranty. If any payment or transfer of any interest in property by the Company to the Agent or any Bank in fulfillment of any Obligation is rescinded or must at any time (including after the return or cancellation (other than by written release herefrom) of this Guaranty) be returned, in whole or in part, by the Agent or any Bank to the Company or any other Person, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

                 2.10 Powers. It is not necessary for the Agent or any Bank to inquire into the powers of the Company or of the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                 2.11     Taxes.

                          (a) Any and all payments by any Guarantor to each Bank or the Agent under this Guaranty shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, such Guarantor shall pay all Other Taxes.

                          (b) If any Guarantor shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                                  (i)      the sum payable shall be increased
                 as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.11), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                                  (ii)     such Guarantor shall make such
                 deductions and withholdings;

                                  (iii)    such Guarantor shall pay the full
                 amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                                  (iv)     such Guarantor shall also pay to
                 each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                          (c) Each Guarantor agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes,
         (ii) Other Taxes and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                          (d) Within 30 days after the date of any payment by any Guarantor of Taxes, Other Taxes or Further Taxes, such Guarantor shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                          (e) If any Guarantor is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section 2.11, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Guarantor which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

                          (f) Notwithstanding anything to the contrary contained in this Guaranty, in no event shall any Guarantor be either
         (i) obligated to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section 2.11 or (ii) prohibited from deducting or withholding for any applicable Taxes pursuant to subsection (a) of this Section 2.11, if the Bank or Agent fails to deliver forms to such Guarantor in accordance with Section 10.10 of the Credit Agreement on a timely basis, unless such failure would not have occurred but for a change in law or regulation or in the interpretation thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the introduction of any law or regulation, that occurs on or after the date hereof.

                          (g) For purposes of this Section, (i) "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by such Bank's or the Agent's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office; (ii) "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, execution or registration of, or otherwise with respect to, this Guaranty; and (iii) "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to this Guaranty.

                 2.12 Subrogation. None of the Guarantors shall have any right of subrogation, indemnification or recourse to any Obligations or collateral or other guarantees therefor or against the Company or any of its assets or property until the Obligations shall have been paid in full.

         3. Representations and Warranties. Each Guarantor represents and warrants to the Agent and each Bank as follows:

                 3.1 Corporate Existence and Power. Such Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under this Guaranty and any other Loan Document to which it is a party; (c) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and (d) is in compliance with all Requirements of Law except where the failure to do so or to so comply could not reasonably be expected to have a Material Adverse Effect.

                 3.2 Corporate Authorization; No Contravention. The execution, delivery and performance by such Guarantor of this Guaranty and any other Loan Document to which it is party, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of such Guarantor's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any lien under, any document evidencing any Contractual Obligation to which such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Guarantor or its property is subject; or (c) violate any Requirement of Law applicable to such Guarantor.

                 3.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Guarantor of this Guaranty or any other Loan Document to which it is a party.

                 3.4 Binding Effect. This Guaranty and each other Loan Document to which such Guarantor is a party constitute the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                 3.5 Regulated Entities. None of such Guarantor, any Person controlling such Guarantor or any Subsidiary of such Guarantor is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur or guarantee Indebtedness.

                 3.6 Other Representations. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct in all material respects as of the date hereof.

         4.      Miscellaneous.

                 4.1 Application of Payments on Guaranty. All payments required to be made by any Guarantor hereunder shall, unless otherwise expressly provided herein, be made to the Agent for the account of the Banks at the Agent's Payment Office and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable and, with respect to all other amounts payable hereunder, shall be made in Dollars. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided in the Credit Agreement) of such principal, interest, fees or other amounts in like funds as received. Payments received from any Guarantor shall, unless otherwise expressly provided herein, be applied to costs, fees or other expenses due under the Loan Documents, any interest (including interest due under Section 2.12 of the Credit Agreement), any principal due under the Loan Documents and any other Obligations, in such order as the Agent, with the consent of or at the request of the Banks, shall determine.

                 4.2 Assignments, Participations, Confidentiality. Any Bank may from time to time, without notice to the Guarantors and without affecting the Guarantors' obligations hereunder, transfer its interest in the Obligations to Participants and Assignees as provided in the Credit Agreement. Each Guarantor agrees that each such transfer will give rise to a direct obligation of such Guarantor to each Assignee to which the Company, if required, shall have consented to and that each Assignee shall have the same rights and benefits under this Guaranty as it would have if it were a Bank party to the Credit Agreement and this Guaranty. The Guarantors, the Agent and each Bank agree that the provisions of Section 11.10 of the Credit Agreement shall apply to all information identified as "confidential" or "secret" by any Guarantor and provided to the Agent or such Bank by any Guarantor or any Subsidiary of a Guarantor under this Guaranty or any other Loan Document to which such Guarantor is a party.

                 4.3 Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of, and shall be enforceable by, the Agent and the Banks and their respective successors and assigns pursuant to the Credit Agreement.

                 4.4 Further Assurances. Each Guarantor, jointly and severally, agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as either Agent or any Bank may reasonably require or reasonably deem advisable to carry into effect the purposes of this Guaranty or to better assure and confirm unto the Agent or any Bank their rights, powers and remedies under this Guaranty, the Credit Agreement or any other Loan Document.

                 4.5 Loan Document. This Guaranty is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the provisions of Sections 1.02 and 1.03 of the Credit Agreement shall apply to the interpretation and administration of this Guaranty as if such provisions were incorporated herein, with all references to the "Agreement" in such Sections 1.02 and 1.03 being deemed to be references to this Guaranty.

                 4.6 Waivers; Writing Required. No delay or omission by the Agent or any Bank to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Guaranty must be in writing and signed by the Guarantors and the Agent, with the written consent of the Banks, in accordance with the terms of Section 11.01 of the Credit Agreement, provided that an additional Subsidiary of the Company may become a Guarantor under this Guaranty pursuant to the requirements of
Section 7.13 of the Credit Agreement by executing and delivering to the Agent a supplement to this Guaranty in the form of Exhibit A attached hereto (with only such changes thereto as are agreed to by the Agent), whereupon, without further action, approval or consent by any other Person, such Subsidiary shall be deemed to be a Guarantor for all purposes under this Guaranty.

                 4.7 Remedies. All rights and remedies provided in this Guaranty and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

                 4.8 Costs and Expenses. Each Guarantor agrees to pay or reimburse the Agent and each Bank promptly after demand for all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty during the existence of an Event of Default or after acceleration of the Loans (including all costs and expenses incurred in connection with any "workout" or restructuring regarding amounts due under this Guaranty, and including all costs and expenses incurred in any Insolvency Proceeding or appellate proceeding).

                 4.9 Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

                 4.10     GOVERNING LAW AND JURISDICTION.

                          (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH OF THE GUARANTORS, THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GUARANTORS, THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE GUARANTORS, THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

                 4.11 WAIVER OF JURY TRIAL. THE GUARANTORS, THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTORS, THE COMPANY, THE BANKS, THE DESIGNATED BIDDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

                 4.12 Nature of Obligations. All obligations and liabilities of the Guarantors hereunder shall be joint and several.

                 4.13 Certain Limitations. Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the Bankruptcy Code or any provisions of applicable state law.

                 4.14     Counterparts.    This Guaranty may be executed in any
number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Guaranty.

                 4.15 Headings. Section and other headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

                 4.16 Entire Agreement. This Guaranty (a) integrates all the terms and conditions mentioned herein or incidental hereto, (b) supersedes all oral negotiations and prior writings with respect to the subject matter hereof, and (c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by the parties.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Guarantors have executed this Guaranty by their duly authorized officers as of the day and year first above written.



                                        BAND-IT-IDEX, INC.

                                         By:
                                             ----------------------------------
                                         Title:
                                                -------------------------------


                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940



                                        CORKEN, INC.

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940



                                        LUBRIQUIP, INC.

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940

                                        PULSAFEEDER, INC.

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940



                                        STRIPPIT, INC.

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940



                                        VIBRATECH, INC.

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940

                                        VIKING PUMP, INC.

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940



                                        WARREN RUPP, INC.

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940



                                        HALE PRODUCTS, INC.

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940

                                        MICROPUMP, INC.

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940



                                        DUNJA VERWALTUGSGESELLSCHAFT mbH

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940



BANK OF AMERICA ILLINOIS,
as Agent


By:
    -------------------------------
Title:
       ----------------------------

                                   EXHIBIT A

                 FORM OF SUPPLEMENT TO THE AMENDED AND RESTATED
                         SUBSIDIARY GUARANTY AGREEMENT

                 This Supplement No. ________ dated as of _______________ (this "Supplement") to the Amended and Restated Subsidiary Guaranty Agreement (as defined below) is made by _________________________________, a
_________________ corporation ("New Guarantor"), in favor of the Agent and Banks (as defined below).

                                   RECITALS:

         A. Idex Corporation, a Delaware corporation (the "Company"), is a party to that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with Bank of America Illinois, as Agent for itself (in such capacity the "Agent") and the financial institutions from time to time party to the Credit Agreement (the "Banks").

         B. New Guarantor is a Subsidiary of the Company (as defined in the Credit Agreement).

         C. As a condition precedent to their entering into the Credit Agreement, the Agent and the Banks thereunder required the Company to cause certain of its Subsidiaries to execute and deliver that certain Amended and Restated Subsidiary Guaranty Agreement dated as of July 17, 1996 (as heretofore or hereafter amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty Agreement").

         D. The proceeds of Credit Extensions (as defined in the Credit Agreement) heretofore have been and hereafter will be used in part to enable the Company to make valuable transfers to each of the Guarantors (including New Guarantor) in connection with the operation of its businesses.

         E. The Company and New Guarantor are engaged in related businesses, and New Guarantor will derive substantial direct and indirect benefit from the making of the Credit Extensions.

         F. Pursuant to Section 7.13 of the Credit Agreement, the Company and the Company's Subsidiaries are required to cause each Domestic Subsidiary which is also a Material Subsidiary that was not in existence (or not such a Subsidiary) on the date of the Credit Agreement to become a Guarantor under the Subsidiary Guaranty Agreement upon becoming a Subsidiary.

         G. Section 4.6 of the Subsidiary Guaranty Agreement provides that additional Subsidiaries of the Company may become Guarantors under the Subsidiary Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement.

         H. In consideration of the premises and to induce the Banks to continue to make Credit Extensions, New Guarantor hereby agrees as follows:

                 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Subsidiary Guaranty Agreement or, if not defined herein or in the Subsidiary Guaranty Agreement, in the Credit Agreement.

                 2. Guaranty of Obligations. In accordance with Section 4.6 of the Subsidiary Guaranty Agreement, New Guarantor, by its execution and delivery of this Supplement, hereby becomes a Guarantor under the Subsidiary Guaranty Agreement for all purposes thereunder with the same force and effect as if originally named therein as a Guarantor, without further action, approval or consent by any other Person, and New Guarantor hereby (a) agrees to all the terms and provisions of the Subsidiary Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties deemed to be made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a "Guarantor" in the Subsidiary Guaranty Agreement shall be deemed for all purposes to include New Guarantor. All of the terms of the Subsidiary Guaranty Agreement are hereby incorporated in their entirety.

                 3. Representations and Warranties. New Guarantor represents and warrants to the Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                 4. Effect of Supplement. Upon the effectiveness hereof, each reference in the Subsidiary Guaranty Agreement to "this Guaranty," "hereunder," "hereof," "herein," or words of like import referring to the Subsidiary Guaranty Agreement and each reference in the other Loan Documents to the "Subsidiary Guaranty Agreement," "thereunder," "thereof," or words of like import referring to the Subsidiary Guaranty Agreement shall mean and be a reference to the Subsidiary Guaranty Agreement as amended by this Supplement. The Subsidiary Guaranty Agreement shall be deemed to be amended wherever and as necessary to reflect the foregoing amendments.

                 5. Miscellaneous Provisions. Each of the provisions set forth in Sections 4.6 through 4.16 (inclusive) of the Subsidiary Guaranty Agreement is hereby incorporated by reference mutatis mutandis with the same effect as if such provisions had been set forth herein with each reference therein to "this Guaranty" deemed to be a reference to "this Supplement" and each reference to a "Guarantor" deemed to be a reference to "New Guarantor".


                            [SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, the New Guarantor has caused this Supplement No. ____ to the Subsidiary Guaranty Agreement to be duly executed and delivered by its properly and duly authorized officer as of the date first written above.


                                        [NEW GUARANTOR]


                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                        Address: 630 Dundee Road, Suite 400
                                                 Northbrook, Illinois 60065

                                        Attention:
                                                   ----------------------------
                                        Facsimile No.:  (312) 498-3940



Accepted:

BANK OF AMERICA ILLINOIS,
as Agent


By:
    ----------------------------------
Title:
       -------------------------------

                                  EXHIBIT 2.02

                  FORM OF AMENDED AND RESTATED PROMISSORY NOTE



$_______________ (Dollar Equivalent)                         Chicago, Illinois
                                                             _____ __, 1996



         FOR VALUE RECEIVED, the undersigned, IDEX Corporation, a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of _________________ (the "Bank") at the office of the Agent (as defined in the Credit Agreement referred to below) at 231 South LaSalle Street, Chicago, Illinois 60697, in the Applicable Currency in which such Loan was made, in funds customary for the settlement of international transactions in such Applicable Currency and in immediately available funds, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to Section 2.02 of the Credit Agreement (as hereinafter defined). The Company acknowledges that Loans, subject to the terms and conditions of the Credit Agreement, may be made in currencies other than Dollars and agree to repay or prepay, as the case may be, all such Loans in the Applicable Currency in which such Loan was made in the manner set forth in the Credit Agreement, regardless of whether the Dollar Equivalent thereof at the time of payment is less than, equal to or greater than the Commitment of the Bank or the Dollar Equivalent of such Loan at any other time. Except as expressly provided by the Credit Agreement with respect to currency fluctuations, the Company agree that the Dollar Equivalent of all Loans made by such Bank shall not exceed _____________ ($_________). The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Article II of the Credit Agreement.

         The holder of this Note is authorized to record the date, Type, currency and amount of each Loan made by the Bank pursuant to Section 2.02 of the Credit Agreement, each continuation thereof, the date of each interest rate conversion pursuant to Sections 2.04 of the Credit Agreement and the Dollar Equivalent principal amount subject thereto, the date and amount of each payment or prepayment of principal hereof and, in the case of each Offshore Rate Loan, the length of the Interest Period with respect thereto on the Schedules annexed hereto and made a part hereof (or on any other record customarily maintained by such Bank with respect to this Note) or otherwise on the records of the Bank, and any such recordation shall (in the absence of manifest error) constitute prima facie evidence of the accuracy of the information recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Company in respect of such Loan.

         This Note is one of the Notes referred to in that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, Bank of America Illinois, as Agent, and the Banks named therein, and is subject to the provisions thereof and to optional and mandatory prepayment in whole or in part as provided therein. Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

         This Note is delivered in substitution and replacement of, but not in payment or as a novation of, certain notes previously executed by the Company to evidence loans under the Original Credit Agreement, First Amended and Restated Credit Agreement and the Existing Credit Agreement, and any and all outstanding amounts due pursuant to such notes, including without limitation, all accrued and unpaid interest, shall be evidenced hereby and paid in accordance with the terms hereof.

         Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided therein.

         The Company represents and warrants that the Obligations hereunder constitute "Senior Indebtedness" under the "Bank Credit Agreement" as such terms are defined in the Subordinated Debt Indenture; provided, however, that if for any reason such Indebtedness or any portion thereof does not constitute such Senior Indebtedness under the Bank Credit Agreement, the Company, to such extent, hereby designates the Obligations hereunder as "Designated

Senior Indebtedness" pursuant to the terms of the Subordinated Debt Indenture.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.


                                                 IDEX CORPORATION



                                                 By:
                                                    ---------------------------
                                                    Title:
                                                          ---------------------

                                                                Schedule A to
                                                                Promissory Note

                              BASE RATE LOANS AND
                         REPAYMENTS OF BASE RATE LOANS


                                                                                                   Unpaid
                                          Amount                                Amount            Principal
                                         Converted                             Converted           Balance
                     Amount of              to              Amount of             to                 of
                     Base Rate           Base Rate          Principal        Offshore Rate        Base Rate          Notation
        Date           Loans               Loans             Repaid              Loans              Loans            Made By
        ----         ---------           ---------          ---------        -------------        ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

        ----         ---------           ---------          ---------          ---------          ---------          --------

                                                                  Schedule B to
                                                                 Promissory Note

                          OFFSHORE CURRENCY LOANS AND
                     REPAYMENTS OF OFFSHORE CURRENCY LOANS


                                                   Interest
                                Amount            Period and                           Amount             Unpaid
                               Converted        Offshore Rate                         Converted         Principal
            Amount of             to                 with           Amount of            to             Balance of
        Offshore Currency    Offshore Rate         respect          Principal         Base Rate     Offshore Currency      Notation
Date          Loans              Loans              thereto          Repaid             Loans             Loans            Made By
- ----    -----------------    -------------      -------------       ---------         ---------     -----------------      --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

- ----        ---------          ---------          ---------         ---------         ---------         ---------          --------

                                                                   Schedule C to
                                                                 Promissory Note

                            OFFSHORE RATE LOANS AND
                       REPAYMENTS OF OFFSHORE RATE LOANS


                                                       Interest
                                                      Period and                                Unpaid
                                                    Offshore Rate                             Principal
            Amount of                                    with              Amount of          Balance of
          Offshore Rate    Agreed Alternative          respect             Principal        Offshore Rate         Notation
Date          Loan              Currency               thereto              Repaid              Loans             Made By
- ----      -------------    ------------------       -------------          ---------        -------------         --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

- ----        ---------           ---------             ---------            ---------          ---------           --------

                                EXHIBIT 2.03(a)

                         FORM OF NOTICE OF BORROWING(1)


                                                      Date:
                                                            -------------------

Bank of America Illinois, as Agent
231 South LaSalle Street
Chicago, Illinois 60697
Attention:
          ----------------------------
Telecopy:
          ----------------------------

Dear Sir or Madam:

                 Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of July 17, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among IDEX Corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America Illinois, as agent for the Banks (the "Agent"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned, IDEX Corporation, hereby gives notice pursuant to Section 2.03(a) of the Credit Agreement of its request for the Banks to make a Revolving Loan as follows.

         1.      Amount of the Borrowing
                 (in an aggregate amount           ------------------
                 not less than the
                 Minimum Tranche)(2)


         2.      Borrowing Date
                                                   ------------------





- --------------------

(1) Such irrevocable notice shall be given to the Agent prior to 10:30 a.m., Chicago time, four Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans, two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars, and on the requested Borrowing Date, in the case of Base Rate Loans.

(2) In the case of a Borrowing comprised of Offshore Currency Loans, specify the Applicable Currency.

                 (a Business Day)


         3.      Type of Loans comprising
                 the Borrowing                     ------------------

         4.      Duration of the
                 Interest Period                   ------------------
                 applicable to such
                 Loans(3)


                 The undersigned represents and warrants that the Borrowing requested hereby complies with the requirements of Section 2.03(a), and the undersigned confirms that it has satisfied the conditions set forth in Section
5.02 of the Credit Agreement.



                                        IDEX CORPORATION


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------





- --------------------

(3) If this Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

                                  EXHIBIT 2.04

                  FORM OF NOTICE OF CONVERSION/CONTINUATION(1)


Bank of America Illinois, as Agent
231 South LaSalle Street
Chicago, Illinois  60697
Attention:
          --------------------------
Telecopy:
         ---------------------------
                                                                          , 199
                                                            --------------     -
Dear Sir or Madam:

                 Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of July 17, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among IDEX Corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America Illinois, as agent for the Banks (the "Agent"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned, IDEX Corporation, hereby gives notice pursuant to Section 2.04 of the Credit Agreement that it (i) elects, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans, to convert any such Loans (or any part thereof in an amount not less than the Minimum Tranche) into Loans in Dollars of any other Type; or (ii) elects, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum





- ------------------

(1) This Notice of Conversion/Continuation must be received by the Agent not later than 10:30 a.m. Chicago time, (i) at least two Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans denominated in Dollars; (ii) at least four Business Days in advance of the continuation date, if the Committed Loans are to be continued as Offshore Currency Committed Loans; and (iii) on the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans.

Tranche),(2) and sets forth below the terms on which such conversion or continuation is requested to be made.


         (A)        Proposed Conversion/
                    Continuation Date
                                                            ----------

         (B)        Aggregate amount of Committed Loans
                    to be converted or continued
                                                            ----------

         (C)        Type of Committed Loans resulting
                    from proposed conversion or
                    continuation
                                                            ----------

         (D)        Duration of the requested Interest
                    Period applicable to such Committed
                    Loans
                                                            ----------



                                        IDEX CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------





- ------------------

(2) If at any time the aggregate amount of Offshore Rate Committed Loans denominated in Dollars in respect of any Committed Borrowing is reduced, by payment, prepayment or conversion of part thereof to be less than the Minimum Tranche, such Offshore Rate Loans denominated in Dollars shall automatically convert into Base Rate Loans.

                                EXHIBIT 2.07(b)

                    FORM OF INVITATION FOR COMPETITIVE BIDS



Via Facsimile

To the Banks and Designated Bidders Listed on Annex A attached hereto:


Ladies and Gentlemen:

         Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996 (as amended from time to time, the "Credit Agreement"), among IDEX Corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America Illinois, as agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

         Pursuant to subsection 2.07(b) of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to the Company based on the following specifications:

         1.      Date of Bid Borrowing: _______________, 199_;

         2.      Aggregate amount of Bid Borrowing: $___________________;

         3.      The Bid Loan shall be [LIBOR Bid Loans] [Absolute
                 Rate Bid Loans]; and

         4.      Interest Period[s]: ____________________, [________________]
                 and [________________].


         All Competitive Bids must be in the form of Exhibit 2.07(c) to the Credit Agreement and must be received by the Agent no later than 8:30 a.m. (Chicago time) on ___________, 199_.

                                           BANK OF AMERICA ILLINOIS, as Agent



                                           By:
                                               ------------------------------
                                           Title:
                                                  ---------------------------

                                    Annex A
                                TO EXHIBIT F


                                List of Banks



Bank of America Illinois, as a Bank

         Facsimile: (___) ___-____


[Bank]


         Facsimile: (___) ___-____


[Bank]


         Facsimile: (___) ___-____


[Bank]


         Facsimile: (___) ___-____


[Bank]


         Facsimile: (___) ___-____

                                EXHIBIT 2.07(c)

                            FORM OF COMPETITIVE BID


                                                                          , 199
                                                          ----------------     -
Bank of America Illinois, as Agent
231 South LaSalle Street
Chicago, IL 60697
Attention:
          ------------------------

Ladies and Gentlemen:

         Reference is made to the Third Amended and Restated Credit Agreement dated as of July 17, 1996 (as amended from time to time, the "Credit Agreement"), by and among IDEX Corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America Illinois, as agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings (if any) specified in the Credit Agreement.

         In response to the Competitive Bid Request of the Company dated _____________, 199_ and in accordance with subsection 2.07(c)of the Credit Agreement, the undersigned Bank offers to make [a] Bid Loan[s] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[s]:

Date of Bid Borrowing: ________________, 199_

Aggregate Maximum Bid Amount:  $__________________

[LIBOR Bid Margin: ___________]

[Absolute Rate: ____________]




                                        [NAME OF BANK/DESIGNATED BIDDER]


                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------

                                EXHIBIT 5.01(d)

                   FORM OF LEGAL OPINION OF COMPANY'S COUNSEL


_____ __, 1996

Bank of America Illinois, as Agent
231 South LaSalle Street
Chicago, Illinois 60697

Attention: ___________

         Re:     Idex Corporation



                 1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement, and to carry out the transactions contemplated by each thereof.

                 2. Each of the Domestic Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power to own and operate its properties and to carry on its business as now conducted. Each Domestic Subsidiary has the corporate power and authority to execute, deliver and perform its obligations under the Consent and to carry out the transactions contemplated thereby.

                 3. The execution, delivery and performance of the Credit Agreement and the other Loan Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company. The Credit Agreement and the other Loan Documents to which the Company is a party constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms. The Amended and Restated Subsidiary Guarantee Agreement (i) has been duly executed and delivered by the Domestic Subsidiaries and (ii) constitutes a legally valid and binding obligation of the Domestic Subsidiaries, enforceable against the Domestic Subsidiaries in accordance with their terms.

                 4. None of the execution and delivery of the Credit Agreement or the other Loan Documents to which the Company is a party by the Company, and the compliance with and performance of the terms and conditions thereof by the Company on or prior to the date hereof (A) conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of (x) the Restated Certificate of Incorporation or Bylaws of the Company, (y) any term of any material indenture, loan agreement or other Instrument evidencing borrowed money, or any material order, writ, judgment or decree, in each case known to us, to which the Company is a party or by which any of the Company's properties or assets are bound, or
(z) any Illinois or United States federal statute, rule or regulation or the General Corporation Law of Delaware, or (B) results in the creation of any Security Interest upon any of the properties or assets of the Company under any agreement referred to in clause (y) above (other than Security Interests created pursuant to any of the Instruments executed pursuant to the Credit Agreement).

                 5. None of the execution and delivery of the Amended and Restated Subsidiary Guaranty Agreement by each Subsidiary Guarantor, and the compliance with and performance of the terms and conditions thereof by each Subsidiary Guarantor on or prior to the date hereof (A) conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of (x) the Restated Certificate of Incorporation or Bylaws of any Subsidiary Guarantor, (y) any term of any material indenture, loan agreement or other Instrument evidencing borrowed money, or any material order, writ, judgment or decree, in each case known to us, to which any Subsidiary Guarantor is a party or by which any of a Subsidiary Guarantor's properties or assets are bound, or (z) any Illinois or United States federal statute, rule or regulation or the General Corporation Law of Delaware, or (B) results in the creation of any Security Interest upon any of the properties or assets of any Subsidiary Guarantor under any agreement referred to in clause
(y) above (other than Security Interests created pursuant to any of the Instruments executed pursuant to the Credit Agreement).

                 6. No governmental consents, approvals, authorizations, registrations, declarations or filings are required by the Company or any Subsidiary Guarantor in connection with (i) the due execution, delivery and performance by any such party of any Loan Document or (ii) the perfection of or the exercise by any such party of any of its rights and remedies under any Loan Document, except for any requisite compliance with federal and state securities laws in connection with any sale of any portion of such property under any Loan Document.

                 7. To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any Subsidiary Guarantor (other than actions, suits or proceedings disclosed to Banks in [Schedule 6.05] to the Credit Agreement) with respect to the Credit Agreement, any Instrument executed pursuant thereto, or the transactions contemplated by any thereof.

                 8. The Notes and all other monetary Liabilities are within the definition of "Senior Indebtedness" contained in the Subordinated Debt Indenture and referred to in the Subordinated Notes and are entitled to the benefits of the subordination provisions created by the Subordinated Debt Indenture and referred to in the Subordinated Notes.

                                EXHIBIT 7.02(b)

                         FORM OF COMPLIANCE CERTIFICATE

                 The undersigned, being the __________ of IDEX Corporation (the "Company"), pursuant to Section 7.02(b) of that certain Third Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement) dated as of July 17, 1996 by and among the Company, the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America Illinois, as agent for the Banks (the "Agent"), hereby certifies that:

                 (i) The Company has complied and is in compliance with all the terms, covenants and conditions of the Credit Agreement, except as set forth on Schedule I hereto;

                 (ii) There exists no Default or Event of Default under the Credit Agreement, except as set forth below;

                 (iii)      Except as set forth below, the
                            representations and warranties contained in
                            Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on the date hereof; and

                 (iv) Schedule I attached hereto sets forth financial data and computations evidencing compliance (or non-compliance) with the covenants set forth in Section 8.16 of the Credit Agreement, all of which data and computations are true, complete and correct.

                 Described below are the exceptions, if any, to paragraph (ii), listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking or proposes to take with respect to each such condition or event:


         --------------------------------------------------------

         --------------------------------------------------------

         --------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ______ day of ______ ______, 19__.


                                        IDEX CORPORATION


                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                               --------------------------------

                                                                      SCHEDULE I

 SECTION 8.05(F)

         1.      Permitted aggregate Subordinated Debt of the Company                $150,000,000

         2.      Actual aggregate Subordinated Debt of the Company                   $________



 SECTION 8.16 -- FINANCIAL COVENANTS

 SECTION 8.16(A) -- FIXED CHARGE COVERAGE RATIO

         1.      Required Fixed Charge Coverage Ratio for the applicable period      1.25 to 1.0

         2.      Actual Fixed Charge Coverage Ratio for the applicable period

                 (a)      EBITDA for the applicable period, less Capital             $________
                          Expenditures plus Consolidated Rental Expense, in each
                          case for such four fiscal quarter period, as applicable

                 (b)      Consolidated Fixed Charges for the applicable period       $________

                 (c)      Ratio of (a) to (b)                                        _____ to 1.0

 SECTION 8.16(B) -- LEVERAGE RATIO

         1.      Required Leverage Ratio for the applicable period                   70%

         2.      Actual Leverage Ratio for the applicable period

                 (a)      Funded Debt                                                $________

                 (b)      Total Capitalization                                       $________

                 (c)      Ratio of (a) to (b)                                        ________%

 SECTION 8.16(C) -- FUNDED DEBT TO EBITDA

         1.      Maximum Funded Debt to EBITDA ratio for the applicable fiscal       _____ to 1.0
                 year

         2. Actual Funded Debt to EBITDA ratio for the applicable fiscal year

                 (a)      Funded Debt as of the last day of the fiscal quarter       $________

                 (b)      EBITDA as of the last day of the fiscal quarter            $________

                 (c)      Ratio of (a) to (b)                                        _____ to 1.0

                                 EXHIBIT 11.08

                       FORM OF ASSIGNMENT AND ACCEPTANCE


                 Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among IDEX Corporation (the "Company" or the "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America Illinois, as agent for the Banks (the "Agent"). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

                 __________________________________ (the "Assignor") and
__________________________ (the "Assignee") hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor without recourse and without representation or warranty, a ________% interest ($5,000,000 minimum) in and to all of the Assignor's rights, benefits and obligations under such Assignor's Revolving Commitment with respect to the Borrowers, such Assignor's Revolving Loans and such Assignor's Note.

         2. (a) The Assignor represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

            (b) The Assignee acknowledges and agrees that neither the Assignor nor the Agent makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the authorization, execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto.

            (c) The Assignee acknowledges and agrees that neither the Assignor nor the Agent makes any representation or warranty or assumes any responsibility with respect to the financial condition or creditworthiness of the Borrowers or any other Person or the performance or observance by the Borrowers or any other Person of any obligations under any Loan Document or any other instrument or document furnished pursuant thereto. The Assignee acknowledges and agrees that (i) the Assignee has made and will continue to make such inquiries and has taken and will continue to take such care on its own behalf as would have been the case had the Assignee made the Assignor's Revolving Commitment directly to the Borrowers without the intervention of such Assignor, the Agent or any other Person, and (ii) the Assignee has made and will continue to make its own credit analysis and decisions relating to the Loan Documents independently and without reliance upon the Assignor, the Agent or any other Person, and based on such documents and information as it has deemed appropriate.

                (d) The Assignor attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for a new Note, dated ___________________, 19__, in the principal amount of $_________, payable to the order of the Assignee.

            3. The effective date for this Assignment and Acceptance shall be ________________, 19___ (the "Effective Date") [at least five (5) Business Days after the execution hereof]. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance by the Agent, and the Borrowers, as applicable, and the Assignor shall pay to the Agent a $3,500 assignment fee. Following such payment, and acceptance by the Agent, and the Borrowers, as applicable, of this Assignment and Acceptance, a photostatic copy hereof shall be delivered to the Borrowers. Within five (5) Business Days after the Borrowers' receipt of such photostatic copy, the Borrowers shall execute and deliver to the Agent the new Note. The Agent shall deliver the new Note to the payee(s) thereof and shall mark the Note referred to in paragraph 1 above as "replaced" and shall deliver the same to the Borrowers.

            4. Upon such acceptance by the Agent, and the Borrowers, as applicable, as of the Effective Date:

                (a) The Assignee, in addition to any rights, benefits and obligations under the Loan Documents held by it immediately prior to the Effective Date, shall have the rights, benefits and obligations of a Bank under the Loan Documents that have been assigned to it (including, but not limited to, obligations to the Borrowers under the Loan Documents) pursuant to this Assignment and Acceptance. The Assignee shall become a Bank for all purposes of the Credit Agreement, and execution hereof shall be deemed to be execution thereof; and

               (b) The Assignor, to the extent provided in this Assignment and Acceptance, shall relinquish its rights and benefits and be released from its obligations under the Credit Agreement (and, in the case of an Assignment covering all or the remaining portion of the Assignor's rights, benefits and obligations under the Loan Documents, the Assignor shall cease to be a Bank under the Loan Documents).

            5. Upon such acceptance by the Agent, and the Borrowers, as applicable, from and after the Effective Date, the Agent shall make payments under the Credit Agreement in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

            6. The Assignor agrees to give written notice of this Assignment and Acceptance to the Agent, each Bank and the Borrowers, which written notice shall include the addresses and related information with respect to the Assignee.

            7. The Assignee (a) represents and warrants to the Assignor, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.


                            [signature page follows]

            8. THIS AGREEMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS, WITHOUT REGARD TO
CONFLICT OF LAWS PRINCIPLES.

                                               [NAME OF ASSIGNOR]

                                               By:
                                                  -----------------------------
                                               Title:
                                                     --------------------------

                                               [NAME OF ASSIGNEE]

                                               By:
                                                  -----------------------------
                                               Title:
                                                     --------------------------

Accepted this ______ day of
_________________, 19___


BANK OF AMERICA ILLINOIS, AS AGENT

By:
   -------------------------------
Title:
      ----------------------------


Accepted this ______ day of
_________________, 19___


IDEX CORPORATION

By:
   -------------------------------
Title:
      ----------------------------

                                 EXHIBIT 11.09

                         FORM OF DESIGNATION AGREEMENT

                           Dated ______________, 19__


                 Reference is made to the Third Amended and Restated Credit Agreement dated as of July 17, 1996 (the "Credit Agreement") among IDEX Corporation, a Delaware corporation (the Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America Illinois, as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                 ________________ (the "Designator") and ______________ the
("Designee") agree as follows:

                 1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Bid Loans pursuant to Section 2.06 of the Credit Agreement.

                 2. The Designator makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (ii) the financial condition of the Company or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                 3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.11 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an entity qualified to be a Designated Bidder; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Designated Bidder; and (vi) specifies as its Lending Office with respect to Bid Loans (and address for notices) the offices set forth beneath its name on the signature page hereof.

                 4. Following the execution of this Designation Agreement by the Designator and its Designee, it will be delivered to the Agent for acceptance by the Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Agent (the "Effective Date").

                 5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement as a "Designated Bidder" with a right to make Bid Loans pursuant to Section 2.06 of the Credit Agreement and the rights and obligations of a Designated Bidder related thereto.

                 6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                 IN WITNESS WHEREOF, the parties hereto have caused this Designation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                               [NAME OF DESIGNATOR]

                                               By:
                                                  ------------------------
                                                  Title:

                                               [NAME OF DESIGNEE]

                                               By:
                                                  ------------------------
                                                  Title:

Lending Office (and
address for notices):
[Address]

Accepted [as of] the ___ day
of ____________, 19__

BANK OF AMERICA ILLINOIS

By:
   --------------------------
            Title:

- -----------------------------




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